Exhibit 4.30

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***] HAS BEEN EXCLUDED. SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

INDENTURE

by and among DIVERSIFIED ABS PHASE VI LLC,

as Issuer,

DIVERSIFIED ABS VI UPSTREAM LLC

and

OAKTREE ABS VI UPSTREAM LLC,

as Guarantors, and

UMB BANK, N.A.,

as Indenture Trustee and Securities Intermediary

Dated as of October 27, 2022

TABLE OF CONTENTS

i

SCHEDULE A	–	Schedule of Assets

SCHEDULE B	–	Scheduled Principal Distribution Amounts

SCHEDULE 3.3	–	Schedule of Legal Proceedings and Orders

SCHEDULE 3.4(b)	–	Schedule of Compliance with Laws and Governmental Authorizations

SCHEDULE 3.9	–	Schedule of Employee Benefit Plans

EXHIBIT A	–	Form of Notes (Definitive Notes and Global Note)

EXHIBIT B	–	Form of Transferor Certificate

EXHIBIT C	–	Form of Investment Letter

EXHIBIT D	–	Form of Statement to Noteholders

v

THIS INDENTURE dated as of October 27, 2022 (as it may be amended and supplemented from time to time, this “Indenture”) is between Diversified ABS Phase VI LLC, a Delaware limited liability company (the “Issuer”), Diversified ABS VI Upstream LLC, a Pennsylvania limited liability company (“Diversified Upstream”), and Oaktree ABS VI Upstream LLC, a Delaware limited liability company (“Oaktree Upstream” and together with Diversified Upstream, the “Guarantors”), and UMB Bank, N.A., a national banking association], as indenture trustee and not in its individual capacity (the “Indenture Trustee”) and as Securities Intermediary (as defined herein).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Noteholders of the Issuer’s 7.50% Class A Notes and the Hedge Counterparties:

GRANTING CLAUSE

The Issuer and the Guarantors (collectively, the “Issuer Parties” and each, an “Issuer Party”) hereby Grant to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all of the Issuer Parties’ right, title and interest, whether now or hereafter acquired, and wherever located, in and to, as applicable (a) the Assets and all monies received thereon and in respect thereof after the Cutoff Date; (b) the Issuer Accounts and the Hedge Collateral Accounts (but, as to the Hedge Collateral Accounts, only for the benefit of those Secured Parties who are Hedge Counterparties) and all funds on deposit in, and “financial assets” (as such term is defined in the UCC as from time to time in effect), instruments, money, and other property credited to or on deposit in the Issuer Accounts and Hedge Collateral Accounts, from time to time, including the Liquidity Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (c) the Management Services Agreement; (d) the Hedge Agreements; (e) each Joint Operating Agreement; (f) the Back-up Management Agreement; (g) the Separation Agreements; (h) each Plan of Division; (i) each Statement of Division; (j) the Pledge Agreement; (k) each other Basic Document to which it is a party; (l) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals; (m) all proceeds of any and all of the foregoing insofar as relating to the Assets and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing insofar as relating to the Assets and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing insofar as relating to the Assets, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (n) all limited liability company interests in each Guarantor, including, without limitation: (i) all limited liability company interests, as such term is defined in the Delaware Limited Liability Company Act; (ii) all governance rights, including, without limitation, all rights to vote, consent to action, and otherwise participate in the management of the business and affairs of each Issuer Party; and (iii) all informational rights, including, without limitation, all rights to receive notices, company records, tax records and all other information related to each such party, and (o) all proceeds of any and all of the foregoing (collectively, the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and payments owed or owing to the Hedge Counterparties under the applicable Hedge Agreements (including any termination payments and any other amounts owed or owing thereunder), equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders of the Notes and each Hedge Counterparty, acknowledges such Grant, and accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1     Definitions.

Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.

Article II

THE NOTES

Section 2.1     Form.

(a)            The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers of the Issuer executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

(b)            The Definitive Notes and the Global Notes representing Book-Entry Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

(c)            Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

(d)            The Class A-1 Notes will be issued as Definitive Notes and the Class A-2 Notes will be issued as Global Notes.

Section 2.2     Execution, Authentication and Delivery.

(a)            The Notes shall be executed on behalf of the Issuer by any of its authorized officers. The signature of any such authorized officer on the Notes may be manual or facsimile.

(b)            Notes bearing the manual or facsimile signature of individuals who were at any time authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)            The Indenture Trustee shall upon receipt of an Issuer Order authenticate and deliver the Notes for original issue in an aggregate initial principal amount of $460,000,000. The aggregate principal amount of the Notes outstanding at any time may not exceed such amount except as provided in Section 2.6. Without limiting the generality of the foregoing, the Issuer Order shall specify whether the Notes shall be issuable as Definitive Notes or as Book-Entry Notes.

(d)            Each Note shall be dated the date of its authentication. Except as otherwise described in this paragraph, the Notes shall be issuable as registered Notes in minimum denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. Notwithstanding any other provision in this Indenture or the Note Purchase Agreement, transfers of ownership or beneficial interests or participations in the Notes shall not be recognized if the result of such a transfer or participation is the creation of ownership or beneficial ownership of such Note in a principal amount that is less than the minimum denominations set forth in this Section 2.2, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than the required minimum denomination.

(e)            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3     Form of Notes.

(a)            If the Issuer establishes pursuant to Section 2.2(c) that the Notes are to be issued as Book-Entry Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 2.2, authenticate and deliver, one or more definitive Global Notes, which (1) will represent, and will be denominated in an amount equal to the aggregate initial Note balance to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Order, (2) will be registered in the name of the Depository for such Global Note or Notes or its nominee; (3) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction (and which may be held by the Indenture Trustee or an agent of the Indenture Trustee as custodian for the Depository, if so specified in the related Depository Agreement), (4) if applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of the Depository, to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (5) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

(b)            The Note Registrar and the Indenture Trustee may deal with the Depository as the sole Noteholder of the Book-Entry Notes except as otherwise provided in this Indenture.

(c)            The rights of the Noteholders may be exercised only through the Depository and will be limited to those established by law and agreements between the Noteholders and the Depository and/or its participants under the Depository Agreement.

(d)            The Depository will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.

(e)            The Indenture Trustee, the Note Registrar, and the Paying Agent shall have no responsibility or liability for any actions taken or not taken by the Depository.

(f)            If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of the Outstanding Amount of the Notes, the Depository will be deemed to represent those Noteholders only if it has received instructions to that effect from Noteholders and/or the Depository’s participants owning or representing, the required percentage of the beneficial interest of the Notes and has delivered the instructions to the Indenture Trustee.

(g)            The Issuer in issuing Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee and each Noteholder in writing of any change in the “CUSIP” numbers.

(h)            Transfers of Global Notes only to Depository Nominees. Notwithstanding any other provisions of this Section 2.3 or of Section 2.4, and subject to the provisions of clause (i) below, unless the terms of a Global Note expressly permits such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 2.4, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(i)            Limited Right to Receive Definitive Notes. Except under the limited circumstances described below, Noteholders of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. With respect to issued Notes:

(i)            If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue to act as Depository for such Global Note, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 2.4 and with the Issuer Order delivered to the Indenture Trustee or its agent under Section 2.4 requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, will authenticate and deliver, individual Notes of such Class of like tenor and terms in an aggregate initial Note balance equal to the initial Note balance of the Global Note in exchange for such Global Note.

(ii)            The Issuer may at any time and in its sole discretion determine that the Notes of any Class or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Indenture Trustee or its agent in accordance with Section 2.4 and with an Officer’s Certificate delivered to the Indenture Trustee or its agent for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate initial Note balance equal to the initial Note balance of such Global Note or Notes representing such portion thereof in exchange for such Global Note or Notes.

(iii)            If specified by the Issuer pursuant to Sections 2.2 and 2.4 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 2.2 and with the Issuer Order delivered to the Indenture Trustee or its agent under Section 2.2, authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate initial Note balance equal to the initial Note balance of the portion of the Global Note or Notes specified by the Depository and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the initial Note balance of the surrendered Global Note and the aggregate initial Note balance of Notes delivered to the Noteholders thereof.

(iv)            If any Event of Default has occurred with respect to such Global Notes, and Noteholders evidencing more than 50% of the Global Notes (measured by voting interests) advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the applicable Purchasers of Global Notes may exchange their beneficial interests in such Notes for Definitive Notes in accordance with the exchange provisions herein.

(v)            In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 2.2 and with the Issuer Order delivered to the Indenture Trustee or its agent under Section 2.2, authenticate and deliver Definitive Notes in definitive registered form in authorized denominations. Upon the exchange of the entire initial Note balance of a Global Note for Definitive Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 2.3A     Beneficial Ownership of Global Notes.

Until Definitive Notes have been issued to the applicable Noteholders to replace any Global Notes pursuant to Section 2.3(a):

(a)            the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the Depository Participants for all purposes (including the making of payments) as the authorized representatives of the respective Noteholders; and

(b)            the rights of the respective Noteholders will be exercised only through the applicable Depository and the Depository Participants and will be limited to those established by law and agreements between such Noteholders and the Depository and/or the Depository Participants. Pursuant to the operating rules of the applicable Depository, unless and until Definitive Notes are issued pursuant to Section 2.3(a), the Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal and interest on the related Notes to such Depository Participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Principal Balance of Outstanding Notes, such direction or consent may be given by Noteholders (acting through the Depository and the Depository Participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.3B     Notices to Depository.

Whenever any notice or other communication is required to be given to Noteholders with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes will have been issued to the related Noteholders, the Indenture Trustee will give all such notices and communications to the applicable Depository, and shall have no obligation to report directly to such Noteholders.

Section 2.4     Transfer Restrictions on Notes.

(a)            No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.4 (including the applicable legend to be set forth on the face of each Note as provided in the Exhibits to this Indenture). Any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and Indenture Trustee.

(b)            Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable Law or regulation (or the interpretation thereof). Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

(c)            As of the date of this Indenture, the Notes have not been registered under the Securities Act and will not be listed on any exchange. No Note shall be transferred or assigned, and no interest in any Note shall be transferred or assigned, unless the Noteholder and the transferee or assignee, as applicable, comply with the terms and conditions of this Section 2.4. No transfer of a Note shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws or is exempt from the registration requirements under the Securities Act and such state securities Laws. Except in a transfer to Diversified or OCM or by Diversified or OCM to an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities Laws, in order to assure compliance with the Securities Act and such Laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Issuer, the Indenture Trustee and Diversified in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit B (the “Transferor Certificate”) and Exhibit C (the “Investment Letter”). Each Noteholder desiring to effect such a transfer shall, by its acceptance of such Note, have agreed to indemnify the Issuer, the Indenture Trustee, Diversified (in any capacity) and OCM against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities Laws.

(d)            Subject to the other terms and provisions hereof, any Noteholder may at any time grant to any participant participations in all or part of the payments due to it, and its rights under this Indenture and the Note Purchase Agreement, in a minimum amount that is not less than the minimum denominations set forth in Section 2.2. No participant shall be entitled to receive any amount in excess of the amount the participating Noteholder would be entitled to receive hereunder or any of the other Basic Documents. In connection with any such transfer to a participant, such Noteholder, at its sole discretion but subject to the provisions of the Note Purchase Agreement, shall be entitled to distribute to any participant any information furnished to such Noteholder pursuant to the Note Purchase Agreement or the Indenture so long as the participant holds a participation or similar interest in the obligation due to such Noteholder in respect of the Noteholder’s respective Note. Each Noteholder, by acceptance of a Note, acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Noteholder’s direct obligations hereunder or under the Note Purchase Agreement and that, other than as set forth in this Section 2.4(d), none of the Issuer, the Indenture Trustee, the Manager or any other Person shall have any obligation to have any communication or relationship whatsoever with any participant of such Noteholder in order to enforce the obligations of such Noteholder hereunder and under the Note Purchase Agreement. Each Noteholder shall provide prior written notice to the Issuer and Diversified in writing of the identity and interest of each participant upon any such participation. Such Noteholder shall provide the Issuer and Diversified with respect to each participant appropriately executed copies of the forms required by this Section 2.4 and Section 2.12 with respect to itself and the related participant, treating the participant as though it were a Noteholder, and including any amendments and resubmissions, (A) prior to or promptly after any such participation and (B) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder. Any participation shall be subject to the Noteholder’s compliance with, and causing the participant to comply with, the restrictions on transfer of Notes set forth herein as though a participant were a Noteholder, and the purchaser acknowledgements set forth herein, as though such participant were a Noteholder. Notwithstanding anything herein to the contrary, neither the Indenture Trustee nor the Note Registrar shall have any duty to monitor, record or register any participation in a Note or any transfer of such participation, and regardless of whether the Indenture Trustee or Note Registrar has knowledge of such a participation, the Indenture Trustee and the Note Registrar shall be entitled to deal solely with the Noteholders for all purposes under this Indenture.

(e)            By acquiring a Note, each purchaser, transferee and owner of a beneficial interest in such Note will be deemed to represent that either (1) it is not acquiring the Notes with the assets of any Plan or (2) the acquisition and holding of such Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Each Note will bear a legend reflecting such deemed representation.

Section 2.5     Registration; Registration of Transfer and Exchange.

(a)            The Issuer shall cause a note registrar (the “Note Registrar”) to keep a register (the “Note Register”) in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. All Notes shall be maintained in “registered form” under Treasury Regulation Section 5f.103-1(c), proposed Treasury Regulation Section 1.163-5 and any applicable temporary, final or other successor regulations. The name and address of each Noteholder, each transfer thereof and the name and address of each transferee of one or more Notes shall be recorded in such Note Register, together with the principal amount (and stated interest) of the Notes owing to the Noteholder of such Notes. Prior to due presentment for registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Note Registrar shall not be affected by any notice or knowledge to the contrary. No transfer shall be effective unless recorded in the Note Register. The Indenture Trustee initially shall be the Note Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

(b)            If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes; provided that, upon the reasonable request of any Noteholder, the Note Registrar and the Indenture Trustee shall provide a copy of such certificate to such Noteholder.

(c)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 4.2, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

(d)            At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(e)            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f)            Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

(g)            No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 9.5 not involving any transfer.

(h)            The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.

(i)            Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(j)            Transfers of Ownership Interests in Global Notes. Transfers of beneficial interests in a Global Note representing Book-Entry Notes may be made only in accordance with the rules and regulations of the Depository and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(i)            General Rules Regarding Transfers of Global Notes. Subject to clauses (i) and (ii) of this Section 2.5(j), transfers of a Global Note representing Book-Entry Notes shall be limited to Transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)            Global Note to Definitive Note. Subject to Section 2.3(i), an owner of a beneficial interest in a Global Note deposited with or on behalf of a Depository may at any time transfer such interest for a Definitive Note, upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Transferor Certificate.

Notwithstanding anything herein to the contrary, the Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable Law.

Section 2.6     Mutilated, Destroyed, Lost or Stolen Notes.

(a)            If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b)            Upon the issuance of any replacement Note under this Section 2.6, the Issuer shall pay to the Indenture Trustee any reasonable expenses in connection therewith, and the Issuer may require the payment by the Noteholder of each such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(c)            Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)            The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7     Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice or knowledge to the contrary.

Section 2.8     Payment of Principal and Interest; Defaulted Interest.

(a)            The Notes shall accrue interest during the related Interest Accrual Period at the Interest Rate, and such interest shall be payable on each Payment Date in accordance with the priorities set forth in Section 8.6. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(b)            The Issuer will pay interest on the Notes at the Interest Rate on each Payment Date on the principal amount of the Notes outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person or nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date (and except for the Redemption Price or Change of Control Redemption Price, as applicable, for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below.

(c)            Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.2 that the Notes have become immediately due and payable, the Outstanding Amount of the Notes shall be payable in full on the Final Scheduled Payment Date and, to the extent of funds available therefor, in installments on the Payment Dates (if any) preceding the Final Scheduled Payment Date, in the amounts and in accordance with the priorities set forth in Section 8.6(ii).

(d)            Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, and either (i) the Indenture Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 or (ii) such Event of Default arises as a result of an event set forth in Section 5.1(a)(iv) or (v). In such case, principal shall be paid in accordance with the priorities set forth in Section 8.6(ii). The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(e)            If the Issuer defaults in a payment of interest on any Note, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate plus an additional rate of 2.00% per annum default rate to the Interest Rate, in any lawful manner. Such default interest will be due and payable on the immediately succeeding Payment Date.

(f)            If, as of the Notification Date, (x) either Sustainability Linked Performance Target has not been satisfied or (y) the External Verifier has not confirmed satisfaction of each Sustainability Linked Performance Target, the Interest Rate shall be increased once by 25 basis points for each Sustainability Linked Performance Target that has not been satisfied or confirmed by the External Verifier (the “Subsequent Rate of Interest”). The Subsequent Rate of Interest will apply from and including the Interest Rate Step Up Trigger Date up to, and including, the maturity date of the Notes. The Indenture Trustee may conclusively rely on the Officer’s Certificate delivered by the Issuer with respect to the Satisfaction Notification and shall have no duty to monitor or confirm the Issuer’s satisfaction of either Sustainability Linked Performance Target.

Section 2.9     Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall provide notice to each Rating Agency of all cancelled Notes.

Section 2.10     Release of Collateral. Subject to Section 12.1 and the terms of the Basic Documents, and other than any distribution to the Issuer pursuant to Section 8.6(i)(N), Section 8.6(ii)(F) or Section 8.7(d), the Indenture Trustee shall release property from the lien of this Indenture only in accordance with the terms of this Indenture and upon receipt of (i) an Issuer Request accompanied by an Officer’s Certificate of the Issuer stating that such release is permitted by the terms of this Indenture and that the conditions precedent to such release have been satisfied and (ii) in the event the Issuer requests a release of all or substantially all of the Collateral, a written consent to such release from each Hedge Counterparty and each Noteholder. With respect to clause (ii) in the foregoing sentence, any release of Collateral shall require 10 Business Days advance written notice from the Issuer to each Noteholder and each Hedge Counterparty.

Section 2.11     Definitive Notes. The Class A-1 Notes, upon original issuance, will be in the form of Definitive Notes. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Noteholders of the Definitive Notes as Noteholders.

Section 2.12     Tax Treatment.

(a)            The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by its acceptance of a Note, agrees to treat Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for federal income tax purposes), any other persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by law) for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

(b)            Each Noteholder, by its acceptance of a Note agrees to provide to the Person from whom it receives payments on the Notes (including the Paying Agent) the Noteholder Tax Identification Information and, upon request, to the extent FATCA Withholding Tax is applicable, the Noteholder FATCA Information.

(c)            Each Noteholder, by its acceptance of a Note, agrees that the Indenture Trustee has the right to withhold any amounts (properly withholdable under Law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of Section 2.12(b).

Section 2.13     CUSIP Numbers. The Issuer shall obtain “CUSIP” numbers in connection with the Notes. The Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.

Article III

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants as of the Closing Date as follows:

Section 3.1     Organization and Good Standing.

(a)            The Issuer (i) is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and (ii) will be duly qualified in Oklahoma within five (5) Business Days of the Closing Date, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

(b)            Diversified Upstream (i) is duly organized, validly existing, and in good standing under the Laws of Pennsylvania and (ii) will be duly qualified in Oklahoma within five (5) Business Days of the Closing Date, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

(c)            Oaktree Upstream (i) is duly organized, validly existing, and in good standing under the Laws of Delaware and (ii) will be duly qualified in Oklahoma within five (5) Business Days of the Closing Date, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

Section 3.2     Authority; No Conflict.

(a)            The execution, delivery, and performance of this Indenture and the Basic Documents and the performance of the Contemplated Transactions have been duly and validly authorized in accordance with the Organizational Documents of each of the Issuer Parties, as applicable.

(b)            This Indenture has been duly executed and delivered by the Issuer Parties and all instruments executed and delivered by any of the Issuer Parties at or in connection with the Closing have been duly executed and delivered by such Issuer Parties.

(c)            This Indenture constitutes the legally valid and binding obligation of the Issuer Parties, enforceable against the Issuer Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).

(d)            Neither the execution and delivery of this Indenture or the instruments executed in connection herewith by the Issuer Parties nor the consummation or performance of any of the Contemplated Transactions or Basic Documents by the Issuer Parties shall, directly or indirectly (with or without notice or lapse of time or both):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Issuer Parties, as applicable, or (B) any resolution adopted by the board of directors, board of managers, stockholders, members, or partners of the Issuer Parties, as applicable;

(ii)            in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge any of the Contemplated Transactions or Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which any of the Issuer Parties, or any of the Assets, may be subject;

(iii)            in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Assets; or

(iv)            result in the imposition or creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any Lease, Contract, note, bond, mortgage, indenture, license, or other material agreement with respect to any of the Assets, other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents.

Section 3.3     Legal Proceedings; Orders. Except as set forth on Schedule 3.3 hereto, there is no pending Proceeding against any of the Issuer Parties or any of their Affiliates (a) that relates to or may affect any of the Assets that could reasonably be expected to have a Material Adverse Effect; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise materially interfering with, any of the Contemplated Transactions or Basic Documents. To the Issuer Parties’ Knowledge, (x) no Proceeding of the type referenced above has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Assets to which any of the Issuer Parties, or any of the Assets, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which could reasonably be expected to result in a material diminution of the benefits contemplated by this Indenture or the Contemplated Transactions or Basic Documents.

Section 3.4     Compliance with Laws and Governmental Authorizations.

(a)            The Assets have been owned in all material respects in accordance with all Laws of all Governmental Bodies having or asserting jurisdiction relating to the ownership and operation thereof, including the production of Hydrocarbons attributable thereto.

(b)            Except as set forth on Schedule 3.4(b) hereto, to the Knowledge of the Diversified Companies, all necessary Governmental Authorizations with regard to the ownership of any of the Issuer Parties’ interest in the Assets have been obtained and no violations exist or have been recorded in respect of such Governmental Authorizations.

(c)            None of the Issuer Parties nor any of their Affiliates have received any written notice of any violation of any Laws in any material respect or of any Governmental Authorization in connection with the ownership of the Assets that has not been corrected or settled, and there are no Proceedings pending or, to the Issuer Parties’ Knowledge, threatened that might result in any material modification, revocation, termination or suspension of any Governmental Authorization or which would require any material corrective or remedial action by any of the Issuer Parties or any of its Affiliates.

Section 3.5     Title to Property; Leases. Each Issuer Party has good and sufficient title to its properties that individually or in the aggregate are material, including all such properties purported to have been acquired by each Issuer Party, as applicable, from DP Tapstone pursuant to the Diversified Separation Agreement or from OCM pursuant to the Oaktree Separation Agreement, as applicable, in each case free and clear of Liens other than Permitted Liens.

Section 3.6     Vesting of Title to the Wellbore Interests. Pursuant to the Asset Vesting Documents, title to the Wellbore Interests will vest in the Issuer Parties (as applicable), and each Issuer Party will have valid legal and beneficial title thereto, in each case subject to no prior Lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, other than the Permitted Liens. Prior to the Diversified Separation, DP Tapstone had valid legal and beneficial title to the DP Tapstone Wellbore Interests and had not assigned to any Person any of its right, title or interest in any DP Tapstone Wellbore Interests, other than in connection with any Liens that are being released on or before the Closing Date or any Permitted Liens. Prior to the Oaktree Separation, OCM had valid legal and beneficial title to the OCM Wellbore Interests and had not assigned to any Person any of its right, title or interest in any OCM Wellbore Interests, other than in connection with any Liens that are being released on or before the Closing Date or any Permitted Liens.

Section 3.7     Compliance with Leases. The Issuer Parties are in compliance in all material respects with each Lease to the extent relating to an Asset, including all express and implied covenants thereunder. No material written demands or notices of default or non-compliance or dispute (including those received electronically) with respect to a Lease to the extent relating to an Asset have been issued to or received by the Issuer Parties that remain uncured or outstanding.

Section 3.8     Material Indebtedness. None of the Issuer Parties has any material Indebtedness other than Permitted Indebtedness.

Section 3.9     Employee Benefit Plans. Except as set forth on Schedule 3.9 hereto, neither any of the Issuer Parties nor, to the extent it would reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate maintains or has ever maintained any Plans (including any Non-U.S. Plan) or has ever had any obligations to make any contribution to a Multiemployer Plan.

Section 3.10     Use of Proceeds; Margin Regulations. The Issuer Parties will apply the proceeds of the sale of the Notes hereunder (i) to finance the acquisition of the Assets pursuant to the Separation Agreements, (ii) to fund the Liquidity Reserve Account, (iii) to pay transaction fees and expenses related to the issuance of the Notes, and (iv) for general limited liability company purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any of the Issuer Parties in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

Section 3.11     Existing Indebtedness; Future Liens.

(a)            None of the Issuer Parties has, and has never had, any outstanding Indebtedness other than Permitted Indebtedness. There are no outstanding Liens on any property of any of the Issuer Parties other than Permitted Liens.

(b)            Except for Permitted Liens, none of Issuer Parties has, at any time, agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)            Other than the Basic Documents, none of the Issuer Parties is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any of the Issuer Parties, any agreement relating thereto or any other agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any of the Issuer Parties.

Section 3.12     Foreign Assets Control Regulations, Etc.

(a)            Neither any of the Issuer Parties nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears (or may in the future appear) on a State Sanctions List or (iii) to any Issuer Party’s Knowledge, is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)            None of the Issuer Parties or any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to any Issuer Party’s Knowledge, is under investigation by any Governmental Body for possible violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)            No part of the proceeds from the sale of the Notes hereunder:

(i)            constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Issuer Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)            will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)            will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)            Each of the Issuer Parties and its Affiliates have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable Law) to ensure that each of the Issuer Parties and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 3.13     Status under Certain Statutes. (i) None of the Issuer Parties is subject to regulation under the Investment Company Act, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act and (ii) as to Issuer and each Guarantor who guarantees the obligations of Issuer under any Hedge Agreement, each of Issuer and each such Guarantor is an “eligible contract participant” as such term is defined in the U.S. Commodity Exchange Act, as amended.

Section 3.14     Single Purpose Entity. Each Issuer Party (i) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), (ii) has not engaged in any business unrelated to clause (i) above, and (iii) does not have any other assets other than those related to its activities in accordance with clause (i) above.

Section 3.15     Solvency. Each Issuer Party is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. None of the Issuer Parties intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due. None of the Issuer Parties believes that it will be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Indenture, the Notes and the other Basic Documents to which it is a party. None of the Issuer Parties intends to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Indenture, the Notes or the other Basic Documents to which it is a party.

Section 3.16     Security Interest. The Indenture, together with the Pledge Agreement and the Mortgages, creates in favor of the Indenture Trustee, as security for the payment of principal of and interest on, and any other amounts owed or owing in respect of, the Notes and the Hedge Agreements (including any termination payments and any other amounts owed or owing thereunder) and for the performance of the provisions of this Indenture, a security interest in or mortgage or deed of trust on all of the right, title, and interest, whether now owned or hereafter acquired, of each Issuer Party in, to, and under the Collateral. Upon the filing of the applicable UCC-1 financing statements and the Mortgages, all action has been taken as is necessary to perfect such security interest or mortgage or deed of trust, and such security interest, mortgage or deed of trust is of first priority subject in each case to Permitted Liens.

Article IV

COVENANTS

Section 4.1     Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with Section 8.6, the Indenture Trustee shall distribute all amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on a Payment Date pursuant to Article VIII hereof for the benefit of the Notes, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 4.2     Maintenance of Office or Agency. The Issuer will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office or agency will initially be at Corporate Trust Office of the Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Indenture Trustee will give prompt written notice to the Issuer and each Rating Agency of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided, that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.

Section 4.3     Money for Payments to Be Held on behalf of the Noteholders and Hedge Counterparties. All payments of amounts due and payable with respect to any Notes and Hedge Agreements that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.6 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes and Hedge Agreements shall be paid over to the Issuer except as provided in Section 8.6.

Section 4.4     Compliance With Law. Each of the Issuer Parties will comply with all Laws and regulations to which it is subject (including ERISA, Environmental Laws, and the USA PATRIOT Act) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure compliance in all material respects with such Laws, ordinances or governmental rules or regulations and requirements to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations.

Section 4.5     Insurance. From and after the Closing Date, each of the Issuer Parties will maintain (or cause to be maintained), with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and, within thirty (30) days after the Closing Date, each of the Issuer Parties shall cause the Indenture Trustee to be named as a loss payee or an additional insured. For the avoidance of doubt, any proceeds received by any of the Issuer Parties or the Manager for the benefit of any of the Issuer Parties with respect to any claim under such insurance policy shall be deemed to be Collections with respect to the Collection Period in which such proceeds are received and promptly, but in any event within two (2) Business Days, deposited into the Collections Account.

Section 4.6     No Change in Fiscal Year. Without the consent of the Majority Noteholders, each of the Issuer Parties shall not (i) permit its fiscal year to end on a day other than December 31, (ii) change its method of determining fiscal quarters or make or permit any change in accounting policies or reporting practices, except as required by or in accordance with IFRS or GAAP, or (iii) change its federal employer identification number, except, in each case, for any such changes that are not materially adverse to the Noteholders or the Hedge Counterparties.

Section 4.7     Payment of Taxes and Claims. Each of the Issuer Parties will file all U.S. federal and state and any other material Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any of its Subsidiaries; provided, that the applicable Issuer Party need not pay any such Tax, assessment, charge, levy or claim if the amount, applicability or validity thereof is contested in good faith by the Issuer Party.

Section 4.8     Existence. Subject to Section 4.17, each of the Issuer Parties will at all times preserve and keep (i) its limited liability company existence in full force and effect and (ii) all foreign qualifications of the Issuer Party and all rights and franchises of the Issuer Party.

Section 4.9     Books and Records. Each of the Issuer Parties will maintain or cause to be maintained proper books of record and account in conformity with IFRS or GAAP, and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over the Issuer Party. Each of the Issuer Parties will keep or cause to be kept books, records and accounts that, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Issuer Parties or one of their Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that each of the Issuer Parties’ books, records, and accounts accurately reflect all transactions and dispositions of assets, and such a system shall be maintained.

Section 4.10     Performance of Material Agreements. From and after the Closing Date, each of the Issuer Parties will at all times in all material respects (i) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each material agreement including each Lease to which it is or becomes a party in accordance with the terms thereof and (ii) subject to the terms of this Indenture, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement including each Lease to which it is or becomes a party. None of the Issuer Parties shall take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under the Basic Documents or under any instrument or agreement included as part of the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except (i) such amendment, hypothecation, subordination, termination or discharge in the ordinary course of business or that does not have a material detriment to the value of the Collateral or (ii) as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement or as ordered by a bankruptcy or other court.

Section 4.11     Maintenance of Lien. From and after the Closing Date and for so long as the Notes and Hedge Agreements are outstanding, each of the Issuer Parties will, at its expense, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this Indenture and the Mortgages (subject to Permitted Liens).

Section 4.12     Further Assurances. From time to time the Issuer Parties will perform or cause to be performed any other act as required by Law and will execute or cause to be executed any and all further instruments that may be required by Law or reasonably necessary (or reasonably requested by the Indenture Trustee) in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral. The Issuer Parties will promptly do, execute, acknowledge and deliver, or cause to be promptly done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Indenture Trustee or any Noteholder may reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject to Permitted Liens). The Issuer Parties will pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other material Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance. Each Issuer Party hereby authorizes, but does not obligate, the Indenture Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Issuer. Each Issuer Party acknowledges and agrees, on behalf of itself, that any such financing statement may describe the Collateral as “all assets”, “all personal property” or “all assets and all personal property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” of the applicable Person or words of similar effect as may be required by the Indenture Trustee.

Section 4.13     Use of Proceeds. The Issuer shall apply the proceeds of the sale of the Notes solely as provided in Section 3.10.

Section 4.14     Separateness.

(a)            Each Issuer Party will pay its debts and liabilities (including, as applicable, shared personnel, overhead expenses and any compensation due to its Independent manager or member) from its assets as the same shall become due and payable, except for expenses paid on its behalf pursuant to arm’s length contractual arrangements providing for operating, maintenance or administrative services.

(b)            Each Issuer Party will observe all limited liability company or organizational formalities, maintain books, records, financial statements and bank accounts separate from those of its Affiliates, except as permitted by this Indenture and the other Basic Documents. None of the Issuer’s or any of its Subsidiaries’ assets will be listed as assets on the financial statement of any other entity except as required by IFRS or GAAP; provided, however, that appropriate notation shall be made on any consolidated statements to indicate its separateness from any Affiliates and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic Documents.

(c)            Each Issuer Party will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate). The Issuer will conduct and operate its business and in its own name.

(d)            Other than as contemplated in the Joint Operating Agreement, each Issuer Party will hold all of its assets in its own name and will not commingle its funds and other assets with those of any Affiliate.

(e)            The Issuer Parties will not conduct the business of or act on behalf of any other Person (except as required by the Basic Documents).

(f)            Each Issuer Party (i) will at all times have at least one (1) duly elected Independent manager or member and (ii) so long as the Notes and Hedge Agreements remain outstanding, shall not remove or replace any Independent manager or member without cause and only after providing the Indenture Trustee, each Noteholder and each Hedge Counterparty with no less than three (3) days’ prior written notice of (A) any proposed removal of such Independent manager or member, and (B) the identity of the proposed replacement, together with a certification that such replacement satisfies the requirements for an Independent manager or member in the organizational documents for the Issuer and this Indenture. The Issuer will not institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Issuer or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected Independent manager or member; provided, however, irrespective of such affirmative vote, the occurrence of any of the foregoing is subject to Section 5.1(a)(iv), Section 5.1(a)(v), and any other terms herein or any of the Basic Documents.

(g)            Each Issuer Party will be, and at all times will hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a division of any Issuer Party (except for income tax purposes). Each Issuer Party will conduct and operate its business and in its own name.

(h)            Each Issuer Party will not permit its name to be used by any Affiliate of the Issuer in the conduct of such Affiliate’s business, and will not use the name of any Affiliate in the conduct of the Issuer’s business.

(i)             Each Issuer Party will file its own tax returns, if any, as may be required under applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes required to be paid under applicable Law.

(j)              Each Issuer Party will maintain its assets, including the Collateral, in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets from those of any other Person.

(k)             Subject to Section 4.15, each Issuer Party will maintain an arm’s length relationship with its Affiliates, and not enter into any transaction with any Affiliate unless such transaction is (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, and (ii) pursuant to enforceable agreements.

(l)              Each Issuer Party will not hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person.

(m)           Each Issuer Party will maintain adequate capital in light of its contemplated business purpose, transactions, and liabilities (provided, that no member of the Issuer shall have any obligation to make any contribution of capital to the Issuer).

(n)            Each Issuer Party will not grant a security interest in its assets to secure the obligations of any other Person.

(o)            Each Issuer Party will not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under Section 3.1 of its limited liability company agreement and (ii) permitted by the terms of the Basic Documents.

(p)            Each Issuer Party will not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in Section 3.1 of its limited liability company agreement and (ii) permitted by the Basic Documents;

(q)            Each Issuer Party will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than as permitted by the Basic Documents;

(r)            Each Issuer Party will maintain complete records of all transactions (including all transactions with any Affiliate);

(s)            Each Issuer Party will comply with all requirements of applicable Law regarding its operations and shall comply with the provisions of this Indenture and its Organizational Documents; and

(t)            Other than Diversified Upstream and Oaktree Upstream, the Issuer will not form, acquire, or hold any Subsidiary.

Section 4.15     Transactions with Affiliates. The Issuer Parties will not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except as contemplated by the Basic Documents and except in the ordinary course and pursuant to the reasonable requirements of each Issuer Party’s business and upon fair and reasonable terms no less favorable to the applicable Issuer Party than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate.

Section 4.16     Merger, Consolidation, Etc. An Issuer Party shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)            the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of an Issuer Party as an entirety, as the case may be, shall be a solvent entity organized and existing under the Laws of the United States or any state thereof (including the District of Columbia), and, if the Issuer Party is not such entity, (i) such corporation or limited liability company shall have executed and delivered to each Holder of any Notes, the Indenture Trustee and each Hedge Counterparty a supplemental indenture, Guarantee or other agreement evidencing its assumption of the due and punctual performance and observance of each covenant and condition of this Indenture, the Notes and, as applicable, any other Basic Documents, and (ii) such entity shall have caused to be delivered to the Majority Noteholders, the Indenture Trustee and each Hedge Counterparty an Opinion of Counsel to the effect that all agreements or instruments effecting such assumption and the supplemental indenture or other agreement are enforceable in accordance with their terms and comply with the terms hereof, that all conditions in this Indenture with respect to such merger, consolidation, conveyance, transfer or lease have been satisfied and that such consolidation, merger, conveyance, transfer or lease of assets shall not have a material adverse effect on the Notes or the Hedge Agreements;

(b)            immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, (i) no Rapid Amortization Event, Material Manager Default, Default or Event of Default shall have occurred and be continuing, (ii) the Indenture Trustee shall have, for its own benefit and the equal and ratable benefit of the Holders and the Hedge Counterparties, a legal, valid and enforceable first priority Lien on all of the Collateral (subject to Permitted Liens) and (iii) the Issuer Parties shall not be in breach of Section 4.14; and

(c)            the Issuer shall (i) have delivered, or caused to be delivered an update to each rating letter from each applicable Rating Agency evidencing that there has been, and shall be, no downgrade in the rating then assigned to the Notes as a result of such transaction and (ii) have received the written consent of each Hedge Counterparty to such transaction or series of transactions.

Nothing contained herein shall prohibit, limit or restrict the foreclosure of the Liens of this Indenture in connection with the exercise of remedies in accordance with the terms of this Indenture.

Section 4.17     Lines of Business. None of the Issuer Parties will at any time engage in any business other than those related to the ownership of the Assets and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, however, that none of the Issuer Parties shall engage in any business or activity or enter into any contractual arrangement (other than any business or activity in which the Issuer is engaged on the Closing Date) that would (i) subject the Noteholders or any Hedge Counterparty to regulation or oversight by any Governmental Body (other than the Governmental Bodies which regulate companies engaged in the oil and gas industry, insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the Noteholders or any Hedge Counterparty to breach any Law or regulation or guideline of any Governmental Body or require Noteholders or any Hedge Counterparty to obtain a consent, waiver or clarification by any Governmental Body or (ii) cause any of the representations and warranties of any of the Issuer Parties contained in any of the Basic Documents to be inaccurate as of the date made or deemed made.

Section 4.18     Economic Sanctions, Etc. None of the Issuer Parties nor any Controlled Entity will (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Noteholder, any Hedge Counterparty or any Affiliate of such Noteholder or Hedge Counterparty to be in violation of, or subject to sanctions under, any applicable U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 4.19     Liens. None of the Issuer Parties will, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.

Section 4.20     Sale of Assets, Etc. None of the Issuer Parties will sell, transfer, convey, assign, exchange or dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, other than Permitted Dispositions; provided, however, that in the event any Permitted Disposition could reasonably be expected to have a material adverse effect on any Hedge Counterparty or any Noteholder or the Noteholders, the Issuer shall obtain the prior written consent of each Hedge Counterparty and Noteholder to such Permitted Disposition.

Section 4.21     Permitted Indebtedness. None of the Issuer Parties will create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than the following (such Indebtedness being referred to as “Permitted Indebtedness”):

(a)            Indebtedness owing under this Indenture, the Notes or any other Basic Document, including the Hedge Agreements;

(b)            Operating Expenses, provided that none of the Issuer Parties shall incur Indebtedness in order to fund Operating Expenses;

(c)            obligations incurred in the ordinary course of its business specified in Section 4.17 in an aggregate amount not to exceed $1,000,000 in the aggregate for all Issuer Parties at any one time; and

(d)            other Indebtedness with the prior written consent of the Majority Noteholders; provided, however, any such Indebtedness is subordinate to the Hedge Counterparties and Noteholders, in all respects.

Section 4.22     Amendment to Organizational Documents. None of the Issuer Parties will, or will permit any Person to, amend, modify or otherwise change (i) any material provision of the Organizational Documents of any Issuer Party, as applicable, or (ii) its jurisdiction of organization, its location of principal place of business or its name, in each case, without the prior written consent of the Majority Noteholders and each Hedge Counterparty; provided, however, that each Issuer Party may amend, modify or otherwise change any provision of the Issuer Party’s Organizational Documents to: (i) cure any ambiguity, (ii) correct or supplement any provision in a manner consistent with the intent of the Issuer Party’s Organizational Documents and the other Basic Documents or (iii) otherwise amend, modify or change any immaterial provision of the Issuer Party’s Organizational Documents, in each case, without obtaining the consent of the Majority Noteholders, but with delivery of an Officer’s Certificate to the Indenture Trustee stating that such amendment is so permitted under one or more of the foregoing clauses (i)-(iii) of this proviso.

Section 4.23     No Loans. Each of the Issuer Parties will not, directly or indirectly, make any loan or advance to any Person, other than Permitted Investments.

Section 4.24     Permitted Investments; Subsidiaries. Each of the Issuer Parties will not make any Investments other than (a) any Investment in Permitted Investments of monies in any Issuer Account and (b) obligations of account debtors to the Issuer arising in the ordinary course of business, and (c) Investments received as consideration from any Permitted Disposition. Without limiting the generality of the foregoing, each of the Issuer Parties will not create any Subsidiaries or enter into any partnership or joint venture.

Section 4.25     Employees; ERISA. Each of the Issuer Parties will not maintain any employees or maintain any Plan or incur or suffer to exist any obligations to make any contribution to a Multiemployer Plan.

Section 4.26     Tax Treatment. None of the Issuer Parties, nor any party otherwise having the authority to act on behalf of an Issuer Party, is authorized to, or will, make the election described in U.S. Treasury Regulations Section 301.7701-3(a) to treat any Issuer Party as an association taxable as a corporation for U.S. federal income tax purposes, or a similar election under any U.S. state or local Law. The Issuer will treat the Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for federal income tax purposes), any other persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by law) and this Indenture as debt, and not as an equity interest in the Issuer, for all purposes (including federal, state and local income Tax purposes).

Section 4.27     Replacement of Manager, Back-up Manager and Operator. In the event that the Manager shall be terminated due to a Material Manager Default or Event of Default have occurred or is continuing, the Majority Noteholders will have the right but not the obligation to appoint, a replacement manager as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of termination and notify the Issuer of such appointment. In the event that the Manager shall resign, the Issuer shall appoint a replacement manager with the consent of the Majority Noteholders (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of any such resignation and notify the Noteholders of such appointment; provided that if the Issuer shall not have appointed a replacement manager by the end of such thirty (30) day period other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders may have the right to appoint the replacement manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed). In addition, if the first sentence of this Section 4.27 is not applicable, in the event that the Manager shall resign, be terminated or otherwise removed, the Issuer shall appoint a replacement back-up manager with the consent of the Majority Noteholders (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of any such resignation, termination or removal and notify the Noteholders of such appointment; provided that if the Issuer shall not have appointed a replacement back-up manager or operator by the end of such thirty (30) day period other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders may have the right to appoint the replacement back-up manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 4.28     Hedge Agreements.

(a)            Natural Gas Hedging. The Issuer shall enter into on or prior to the Closing Date, and thereafter maintain until the earlier of (i) [***] and (ii) [***], Hedge Agreements with an aggregate notional volume of (and fixing the price exposure with respect to) at least 85% but, at all times, including after the Natural Gas Hedge Period, no more than 95% of the projected natural gas output from the Issuer Parties’ Assets for each month classified as “proved, developed and producing” and as described in the Reserve Report (the “Natural Gas Hedge Percentage”), including by way of an initial hedging strategy consisting of one or more NYMEX-Henry Hub swap transactions and/or swaptions and/or collars which establish a minimum price level based on a Reserve Report updated on at least a [***]; provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided, however, nothing shall prevent Issuer from novating hedges to maintain compliance with the terms set forth herein even in cases where such novated hedges may differ from prevailing market prices, provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the Natural Gas Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that Rating Agency consent shall not be required (other than in accordance with the Hedge Agreements and other Basic Documents) and nothing in this sentence shall restrict the Issuer (i) from entering into Hedge Agreements during and after the Natural Gas Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements. Notwithstanding the foregoing, on or prior to each Quarterly Determination Date after the Closing Date, the Issuer shall enter into one or more Hedge Agreements, as needed, sufficient to cover at least 85% of projected natural gas output from the Issuer Parties’ Assets for each month for a period of the lesser of (a) [***] and (b) [***]; provided, however, that, the foregoing requirement to enter into additional Hedge Agreements shall reduce to 50% of projected natural gas output from the Issuer Parties’ Assets for [***] if the following conditions are satisfied on such Quarterly Determination Date: (a) no Principal Distribution Amount remains unpaid on any of the three (3) Payment Dates immediately preceding such Quarterly Determination Date; and (b) the LTV is less than or equal to 35%.

(b)            Gas Basis Hedging. The Issuer shall enter into on or prior to the Closing Date, and thereafter maintain until the earlier of (i) [***] or (ii) [***], Hedge Agreements with an aggregate notional volume of (and hedging the basis exposure with respect to) at least 85% but, at all times including after the Gas Basis Hedge Period, no more than 95% of the projected natural gas output from the Issuer Parties’ Assets for each month classified as “proved, developed and producing” and as described in the Reserve Report (the “Gas Basis Hedge Percentage”); provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided, however, nothing shall prevent Issuer from novating hedges to maintain compliance with the terms set forth herein even in cases where such novated hedges may differ from prevailing market prices, provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the Gas Basis Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that nothing in this sentence shall restrict the Issuer: (i) from entering into Hedge Agreements during and after the Gas Basis Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein; or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements. Notwithstanding the foregoing, on or prior to each Quarterly Determination Date after the Closing Date, the Issuer shall enter into one or more gas basis Hedge Agreements, as needed, sufficient to cover at least 85% of projected natural gas output from the Issuer Parties’ Assets for each month for a period of the lesser of (a) [***] and (b) [***]; provided, however, that, the foregoing requirement to enter into additional gas basis Hedge Agreements shall reduce to 50% of projected natural gas output from the Issuer Parties’ Assets for [***] if the following conditions are satisfied on such Quarterly Determination Date: (a) no Principal Distribution Amount remains unpaid on any of the three (3) Payment Dates immediately preceding such Quarterly Determination Date; and (b) the LTV is less than or equal to 35%.

(c)            Natural Gas Liquids Hedging. The Issuer shall enter into on or prior to the Closing Date, and thereafter maintain until the earlier of (i) [***] or (ii) [***], Hedge Agreements with an aggregate notional volume of (and fixing the price exposure with respect to) at least 85% but, at all times, including after the NGL Hedge Period, no more than 95% of the projected natural gas liquids output from the Issuer Parties’ Assets for each month classified as “proved, developed and producing” and as described in the Reserve Report (the “NGL Hedge Percentage”), including by way of an initial hedging strategy consisting of one or more swap transactions and/or swaptions which establish a minimum price level, based on a Reserve Report updated on at least a [***]; provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided, however, nothing shall prevent Issuer from novating hedges to maintain compliance with the terms set forth herein even in cases where such novated hedges may differ from prevailing market prices, provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the NGL Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that nothing in this sentence shall restrict the Issuer: (i) from entering into Hedge Agreements during and after the NGL Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein; or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements. Notwithstanding the foregoing, on or prior to each Quarterly Determination Date after the Closing Date, the Issuer shall enter into one or more Hedge Agreements, as needed, sufficient to cover at least 85% of projected natural gas liquids output from the Issuer Parties’ Assets for each month for a period of the lesser of (a) [***] and (b) [***]; provided, however, that, the foregoing requirement to enter into additional Hedge Agreements shall reduce to 50% of projected natural gas liquids output from the Issuer Parties’ Assets for each month after [***] if the following conditions are satisfied on such Quarterly Determination Date: (a) no Principal Distribution Amount remains unpaid on any of the three (3) Payment Dates immediately preceding such Quarterly Determination Date; and (b) the LTV is less than or equal to 35%.

(d)            Oil Hedging. The Issuer shall enter into on or prior to the Closing Date, and thereafter maintain until the earlier of (i) [***] or (ii) the [***] (the “Oil Hedge Period”), Hedge Agreements with an aggregate notional volume of (and fixing the price exposure with respect to) at least 85% but, at all times, including after the Oil Hedge Period, no more than 95% of the projected oil output from the Issuer Parties’ Assets for each month classified as “proved, developed and producing” and as described in the Reserve Report (the “Oil Hedge Percentage”), including by way of an initial hedging strategy consisting of one or more NYMEX-WTI swap transactions and/or swaptions which establish a minimum price level, based on a Reserve Report updated on at least a [***]; provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided, however, nothing shall prevent Issuer from novating hedges to maintain compliance with the terms set forth herein even in cases where such novated hedges may differ from prevailing market prices, provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the Oil Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that nothing in this sentence shall restrict the Issuer (i) from entering into Hedge Agreements during and after the Oil Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein; or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements. Notwithstanding the foregoing, on or prior to each Quarterly Determination Date after the Closing Date, the Issuer shall enter into one or more Hedge Agreements, as needed, sufficient to cover at least 85% of projected oil output from the Issuer Parties’ Assets for each month for a period of the lesser of (a) [***] and (b) [***]; provided, however, that, the foregoing requirement to enter into additional Hedge Agreements shall reduce to 50% of projected oil output from the Issuer Parties’ Assets for each month after [***] if the following conditions are satisfied on such Quarterly Determination Date: (a) no Principal Distribution Amount remains unpaid on any of the three (3) Payment Dates immediately preceding such Quarterly Determination Date; and (b) the LTV is less than or equal to 35%.

Article V

REMEDIES

Section 5.1     Events of Default.

(a)            “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.1(a)(iv) and 5.1(a)(v), whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            the failure to pay the Notes in full by the Final Scheduled Payment Date;

(ii)           default in the payment of interest on the Notes when the same becomes due and payable that continues unremedied for two (2) Business Days;

(iii)          default in the observance or performance of any covenant or agreement of any Diversified Party or the Oaktree Entities made in any Basic Document to which it is a party (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1(a)), or any representation or warranty of any Diversified Party or the Oaktree Entities made in any Basic Document to which it is a party or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (subject to Section 5.1(c) below) after the earlier of (i) Knowledge of a Diversified Company or the Oaktree Entities of such default or incorrect representation or warranty or (ii) receipt by the Issuer and a Responsible Officer of the Indenture Trustee from a Noteholder or a Hedge Counterparty, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder, delivered by registered or certified mail;

(iv)          the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer, Diversified Holdings or the Guarantors or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Diversified Holdings or the Guarantors or for any substantial part of the Collateral, or ordering the winding-up or liquidation of any such parties’ affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(v)            the commencement by any of the Issuer, Diversified Holdings or the Guarantors of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by any of the Issuer, Diversified Holdings or the Guarantors to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Issuer, Diversified Holdings or the Guarantors to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Diversified Holdings or the Guarantors or for any substantial part of the Collateral, or the making by the Issuer, Diversified Holdings or the Guarantors of any general assignment for the benefit of creditors, or the failure by the Issuer, Diversified Holdings or the Guarantors generally to pay its debts as such debts become due, or the taking of any action by the Issuer, Diversified Holdings or the Guarantors in furtherance of any of the foregoing;

(vi)           the failure of the Issuer or the Guarantors to cause the Indenture Trustee, for the benefit of the Secured Parties, to have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) by no later than the time under which filings are required under Section 2(g) of the Management Services Agreement as in effect on the Closing Date; provided, that it will not be an Event of Default under this clause(a)(vi) if the value of all of the Collateral for which the Indenture Trustee does not have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) is equal to or less than 1% of the aggregate principal amount of Outstanding Notes;

(vii)          other than as contemplated by Section 5.1(a)(vi), the failure of the Indenture Trustee, for the benefit of the Secured Parties, to have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) that is not cured within ten (10) days of the earlier of (i) Knowledge of a Diversified Company or an Oaktree Entity of such failure or (ii) receipt by the Issuer from the Indenture Trustee a written notice specifying such failure and requiring it to be remedied and stating that such notice is a notice of Default hereunder, delivered by registered or certified mail; provided, that it will not be an Event of Default under this clause(a)(vii) if the value of all of the Collateral for which the Indenture Trustee does not have a valid first-priority perfected security interest (subject to Permitted Liens) is equal to or less than 1% of the aggregate principal amount of Outstanding Notes;

(viii)        the Issuer, any Subsidiary of the Issuer or any Guarantor becomes a corporation or another entity taxable as a corporation for U.S. federal income tax purposes;

(ix)           the filing of non-appealable decrees or orders for relief by a court having jurisdiction in the premises in respect of the Issuer, Diversified Holdings or any Guarantor in excess of $500,000 in aggregate and not discharged, satisfied or stayed within thirty (30) days;

(x)            the adoption in final form of a statute, rule or regulation by a competent legislative or governmental rule-making body that becomes effective following the Closing Date, or the entry of a final, non-appealable judgment of a court of competent jurisdiction that is rendered following the Closing Date, which has a material adverse effect on (a) the validity or enforceability of any of the Basic Documents, or (b) the ability of the Issuer to make payments on the Notes or its obligations under any of the Hedge Agreements;

(xi)           an ERISA or tax lien is created that secures the payment of money owed by the Issuer or any Guarantor in excess of $500,000;

(xii)          any of the Issuer, Diversified Holdings, the Guarantors or the Collateral is required to be registered as an “investment company” under the Investment Company Act;

(xiii)         any transactions under any Hedge Agreements remain outstanding as of the date that all principal and interest upon the Notes are paid in full, excluding only any Hedge Agreements for which the Hedge Counterparty thereunder has agreed in writing to accept cash collateral or other security immediately prior to the date of such payment in full;

(xiv)          the failure of the Notes to be redeemed upon the occurrence of a Change of Control as required by Section 10.1(b); or

(xv)          any of the Manager, the Operator, the Indenture Trustee or the Back-up Manager shall be terminated or removed (with respect to the Indenture Trustee, by the Majority Noteholders) or shall resign, and a replacement manager, operator, indenture trustee or back-up manager satisfactory to the Majority Noteholders shall not have been engaged within sixty (60) days following any such resignation or termination.

(b)            The Issuer shall deliver to (1) a Responsible Officer of the Indenture Trustee, (2) each Noteholder, (3) each Hedge Counterparty and (4) each Rating Agency, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time could become an Event of Default under clause (a)(iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

(c)            Notwithstanding the foregoing, a breach of any covenant or agreement or representation or warranty of the Issuer referred to under clause (a)(iii) above shall not constitute an Event of Default after such thirty (30) day period (and the notice described under clause (b) above need not be delivered) if (x) the Issuer has commenced in a diligent manner a cure of such breach and (y) such remedial action could not reasonably have been expected to fully cure such breach within such thirty (30) days, but could reasonably be expected to be implemented and fully cure such breach within an additional thirty (30) days (but in no event shall the total cure period exceed a total of ninety (90) days). Upon the occurrence of any such event, each of the Issuer and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture and the Issuer or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuer), the Noteholders, and the Hedge Counterparties prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 5.2     Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Majority Noteholders (subject to the Indenture Trustee’s indemnification rights set forth herein) or the Majority Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Responsible Officer of the Indenture Trustee if given by Noteholders) (a copy of which shall be provided by the Issuer to each Hedge Counterparty and each Rating Agency), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, that upon the occurrence of an Event of Default specified in Section 5.1(a)(iv) or (v) all the Notes shall be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.1(a)(iv) or (v), shall become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Noteholders, all of which are hereby waived by the Issuer.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Majority Noteholders, by written notice to the Issuer and a Responsible Officer of the Indenture Trustee (with a copy to each Hedge Counterparty and each Rating Agency), may rescind and annul such declaration and its consequences if:

(i)            the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)            all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)            all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)            all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right or any exercise of remedies consequent thereto nor shall such rescission in and of itself serve as a waiver of any of the Events of Default.

Section 5.3     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            The Issuer covenants that if (i) an Event of Default specified in Section 5.1(a)(i) has occurred and is continuing or (ii) an Event of Default specified in Section 5.1(a)(ii) has occurred and is continuing, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Secured Parties, as applicable, (1) the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes, (2) any amounts due and payable by the Issuer under the Hedge Agreements, including any termination amounts and any other amounts owed thereunder, and, in addition thereto, and (3) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 6.7.

(b)            In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)            If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, proceed to protect and enforce its rights and the rights of the Noteholders and the Hedge Counterparties, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.

(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of gross negligence or willful misconduct of the Indenture Trustee), the Noteholders and of the Hedge Counterparties allowed in such Proceedings;

(ii)            unless prohibited by applicable Law and regulations, to vote as directed in writing by the Noteholders and the Hedge Counterparties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and the Indenture Trustee on their behalf; and

(iv)           to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Noteholders and the Hedge Counterparties allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and Hedge Counterparties to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Hedge Counterparties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or willful misconduct of such party.

(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or the Hedge Agreements or the rights of any Hedge Counterparty thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or any Hedge Counterparty in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Secured Parties.

(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders of the Notes and the Hedge Counterparties, and it shall not be necessary to make any Noteholder or any Hedge Counterparty a party to any such Proceedings.

Section 5.4     Remedies; Priorities.

(a)            If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof) shall, do one or more of the following (subject to Section 5.5):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and the Hedge Agreements (including any termination payments and any other amounts owed thereunder) or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii)           exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Noteholders of the Notes and the Hedge Counterparties, including, for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and

(iv)          sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.1(a)(i) or (ii), unless (A) the Majority Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Secured Parties are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date of such sale (including any termination payments and any other amounts owed thereunder or that would be due and payable if the Hedge Agreements were terminated on the date of such sale) or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of one hundred percent (100%) of the Outstanding Notes; provided a sale under clause (A) or clause (C) will not be permitted unless the proceeds of such sale or liquidation distributable to the Secured Parties are sufficient to discharge in full all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date of such sale (including any termination payments and any other amounts owed thereunder or that would be due and payable if the Hedge Agreements were terminated on the date of such sale). In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b)            If the Indenture Trustee collects any money or property pursuant to this Article V, it shall, within two (2) Business Days, deposit such money or property to the Collection Account as Collections to be applied pursuant to Article VIII hereof.

If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee may fix a record date and payment date for any payment to Noteholders and Hedge Counterparties pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail, by overnight mail, to each Noteholder (or transmit electronically, to the extent Notes are held in book-entry form) and each Hedge Counterparty and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.4 that is conducted in a commercially reasonably manner. Each of the Issuer and the Noteholders hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer and the Noteholders hereby agree that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of its self, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.

Section 5.5     Optional Preservation of the Assets. If the Notes have been declared to be immediately due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. In the event that the Indenture Trustee elects to maintain possession of the Collateral, the Indenture Trustee shall provide written notice of such election to each such Rating Agency. It is the desire of the parties hereto, the Secured Parties that there be at all times sufficient funds for the payment of principal of and interest on the Notes and payment of any amounts due under the Hedge Agreements (including any termination payments and any other amounts owed thereunder), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.6     Limitation of Suits. No Noteholder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)            such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)            the Majority Noteholders have consented to or made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)          such Noteholder or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)          the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)           no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or any Hedge Counterparties (provided, however, that the Indenture Trustee shall not have an affirmative obligation to determine whether any such direction affects, disturbs or prejudices the rights of any other Noteholders or any Hedge Counterparties), or to obtain or to seek to obtain priority or preference over any other Noteholders or any Hedge Counterparties, or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.7     Unconditional Rights of Hedge Counterparties and Noteholders to Receive Principal, Interest, and Payments of Other Obligations. Notwithstanding any other provisions in this Indenture, (a) the Noteholders of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), (b) each Hedge Counterparty shall have the right, which is absolute and unconditional, to receive payment of any obligations of the Issuer under the Hedge Agreements (including the termination amounts and any other amounts owed thereunder, including all applicable Posted Collateral) on or after the respective due dates thereof expressed in the applicable Hedge Agreement or in this Indenture, and (c) each Noteholder and Hedge Counterparty shall have the right to institute suit for the enforcement of any such payment or return Posted Collateral, and such right shall not be impaired without the consent of such Noteholder or the Hedge Counterparties.

Section 5.8     Restoration of Rights and Remedies. If the Indenture Trustee, any Noteholder or any Hedge Counterparty has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to such Noteholder or to such Hedge Counterparty, then and in every such case the Issuer, the Indenture Trustee, the Noteholders and the Hedge Counterparties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the Hedge Counterparties shall continue as though no such Proceeding had been instituted.

Section 5.9     Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10     Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, any Noteholder of any Note or any Hedge Counterparty to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by Law to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Noteholders or by the Hedge Counterparties, as the case may be.

Section 5.11     Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

(i)             such direction shall not be in conflict with any rule of Law or with this Indenture;

(ii)            such rights shall be subject to the express terms of Section 5.4(a)(iv);

(iii)           if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Noteholders representing less than one hundred percent (100%) of the Outstanding Amount of the Notes to sell or liquidate the Collateral shall be of no force and effect;

(iv)           the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and

(v)            the Majority Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such direction.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action or the rights of any Hedge Counterparties.

Section 5.12     Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or Event of Default (a) in payment of principal of or interest on any of the Notes, (b) arising under any Hedge Agreement, (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Noteholder of each Note, or (d) occurring as a result of an event specified in Section 5.1(a)(iv) or (v). In the case of any such waiver, the Issuer, the Indenture Trustee, the Noteholders of the Notes and the Hedge Counterparties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Indenture Trustee shall promptly give written notice of any such waiver to each Rating Agency.

Section 5.13     Undertaking for Costs. All parties to this Indenture agree, and each Noteholder of a Note by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding Notes evidencing in the aggregate more than 10% of the Outstanding Amount or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14     Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.

Section 5.15     Action on Notes or Hedge Agreements. The Indenture Trustee’s right to seek and recover judgment on the Notes or the Hedge Agreements or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders or the Hedge Counterparties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or any of its Subsidiaries. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).

Section 5.16     Performance and Enforcement of Certain Obligations.

(a)            The Issuer shall take all such lawful action as the Indenture Trustee, at the direction of the Majority Noteholders, shall request to compel or secure the performance and observance by the Manager of its obligations to the Issuer under or in connection with the Management Services Agreement, by any of the Diversified Parties of its obligations under or in connection with the Diversified Separation Agreement, by OCM of its obligations under or in connection with the Oaktree Separation Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Management Services Agreement or by any of the Issuer Parties under the Separation Agreements to the extent and in the manner directed by the Indenture Trustee, at the direction of the Majority Noteholders, including the transmission of notices of default under the Management Services Agreement on the part of the Manager thereunder, claims for indemnification by the Issuer against any of the Diversified Parties under the Diversified Separation Agreement or against OCM under the Oaktree Separation Agreement, and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of its obligations under the Management Services Agreement, by any of the Diversified Parties of its obligations under the Diversified Separation Agreement and by OCM of its obligations under the Oaktree Separation Agreement.

(b)            If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Majority Noteholders, shall, (subject to the terms hereof) exercise all rights, remedies, powers, privileges and claims of the Issuer against the Manager under or in connection with the Management Services Agreement, against any of the Diversified Parties under or in connection with the Diversified Separation Agreement, or against OCM under or in connection with the Oaktree Separation Agreement, including the right or power to take any action to compel or secure performance or observance by the Manager, of its obligations to the Issuer under the Management Services Agreement, by any of the Diversified Parties, of its obligations to the Issuer under the Diversified Separation Agreement, or by OCM, of its obligations to the Issuer under the Oaktree Separation Agreement, and to give any consent, request, notice, direction, approval, extension or waiver under the Management Services Agreement, the Separation Agreements, and any right of any of the Issuer Parties to take such action shall be suspended.

Article VI

THE INDENTURE TRUSTEE

Section 6.1     Duties of Indenture Trustee.

(a)            If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except as directed in writing by the Majority Noteholders or any other percentage of Noteholders required hereby, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party (and no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the Indenture Trustee). In the absence of gross negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, as to the truth of the statements and the correctness of the opinions expressed therein; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)            The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)             this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)            the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)           the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.1 and Section 6.2.

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)            Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by Law, the terms of this Indenture or the Management Services Agreement or under any Hedge Agreement by a Hedge Counterparty.

(g)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Manager or the Back-up Manager under this Indenture or the Basic Documents.

(h)            The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.

(i)            The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default, Material Manager Default or breach of representation or warranty unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Default, Event of Default, Material Manager Default or breach of representation or warranty or (2) written notice of such Default, Event of Default, Material Manager Default or breach of representation or warranty shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.

Section 6.2     Rights of Indenture Trustee.

(a)            The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.

(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed absent gross negligence or willful misconduct.

(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute gross negligence or willful misconduct.

(e)            The Indenture Trustee may consult with counsel, accountants and other experts of its own selection (which may include counsel to the Issuer, the Noteholders and/or the Hedge Counterparties), and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.

(f)            The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic communications), unless requested in writing to do so by the Noteholders representing the Majority Noteholders; provided, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action. In no event shall the Indenture Trustee have any responsibility to monitor Diversified’s compliance with or be charged with knowledge of the Credit Risk Retention Rules, nor shall it be liable to any Noteholder or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect.

(h)            The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act.

(i)            The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person engaged by the Indenture Trustee to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.

(j)            In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, quarantines, and interruptions, loss or malfunctions of utilities, communications or computer (hardware or software) systems and services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)            In no event shall the Indenture Trustee be liable (i) for special, consequential, indirect or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)              In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.

(m)            As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.

(n)            Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise shall be an expense of the Issuer.

(o)            The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii) effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.

(p)            Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.

(q)            The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.

(r)            The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(s)            The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.2(s), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

(t)            Except for notices, reports and other documents expressly required to be furnished to the Noteholders or the Hedge Counterparties by the Indenture Trustee hereunder, the Indenture Trustee shall not have any duty or responsibility to provide any Noteholder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.

If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect

Section 6.3     Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.4     Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 6.5     Notice of Material Manager Defaults or Events of Default. Unless provided by Issuer (or the Manager on its behalf) on an earlier date, if a Material Manager Default, Warm Trigger Event, Rapid Amortization Event, Default or Event of Default occurs and is continuing and if it is known to the Indenture Trustee pursuant to Section 6.1(i), the Indenture Trustee shall mail and email to each Noteholder, each Hedge Counterparty and each Rating Agency notice of the Material Manager Default, Warm Trigger Event, Rapid Amortization Event, Default or Event of Default within five (5) days after receipt of such knowledge.

Section 6.6     Reports by Indenture Trustee. The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each Noteholder and each Hedge Counterparty such information furnished to the Indenture Trustee as may be required to enable such Noteholder or such Hedge Counterparty to prepare its federal and state income tax returns. On or before each Payment Date, the Indenture Trustee will post a copy of the statement or statements provided to the Indenture Trustee pursuant to Section 8.8 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Back-up Manager, the Hedge Counterparties, Noteholders and the Rating Agencies, and upon written request provide a copy thereof to the Hedge Counterparties and the Rating Agencies. The Indenture Trustee shall post copies of the items provided to the Indenture Trustee pursuant to Section 7.1 hereof and the Reserve Report provided pursuant to Section 8.5 hereof on its internet website promptly following its receipt thereof (provided that within five (5) Business Days of posting, the Indenture Trustee will provide e-mail notice of such posting), for the benefit of the Noteholders, the Back-up Manager, the Hedge Counterparties and Rating Agencies, and upon written request provide a copy thereof to each Noteholder, the Back-up Manager, each Hedge Counterparty and the Rating Agencies. The Indenture Trustee’s internet website shall initially be located at “www.debtx.com.” The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for the Noteholders, the Back-up Manager, the Hedge Counterparties and the Rating Agencies, and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change. As currently configured, the Indenture Trustee’s website will automatically issue an email notification to any Noteholder who has registered its email address with the Indenture Trustee of any posting of information to such website. Promptly after the Closing Date, the Indenture Trustee will send by email a registration link for such website to each Noteholder with an email address listed on Schedule B to the Note Purchase Agreement at such email address. Each Noteholder shall be responsible for its own registration for such website and the Indenture Trustee shall not have any obligation to monitor any Noteholder’s registration status. The Indenture Trustee shall not have any liability in connection with its website failing to automatically deliver the email notifications referenced in this Section 6.6 absent gross negligence or willful misconduct on its part.

Section 6.7     Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time. The Indenture Trustee’s compensation shall not be limited by any Law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts; provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Issuer and the Indenture Trustee. The Issuer shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense, including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought by the Indenture Trustee of any indemnification or other obligation of the Issuer or the Manager), incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder, including with respect to any Environmental Liabilities, compliance with Environmental Laws and the generation, use, presence or release of Hydrocarbons or Hazardous Materials. The Indenture Trustee shall, to the extent practicable and not prohibited by a court order or other operation of law, notify the Issuer and the Manager promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Manager shall not relieve the Issuer or the Manager of its obligations hereunder. The Issuer may defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own gross negligence or willful misconduct.

The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.1(a)(iv) or 5.1(a)(v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar Law.

Section 6.8     Replacement of Indenture Trustee.

(a)            No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time with thirty (30) days’ prior written notice by so notifying the Issuer (with a copy to each Noteholder, each Hedge Counterparty and each Rating Agency). The Majority Noteholders may remove the Indenture Trustee with thirty (30) days’ prior written notice by so notifying the Indenture Trustee, Diversified, OCM and the Hedge Counterparties and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)             the Indenture Trustee fails to comply with Section 6.11;

(ii)            the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)           a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)          the Indenture Trustee otherwise becomes incapable of acting.

(b)            If no Default or Event of Default has occurred and is continuing, and the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall appoint a replacement indenture trustee with the consent of the Majority Noteholders and of the Hedge Counterparties (in either case, such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, but in any event within thirty (30) days following such event; provided that if the Issuer shall not have appointed a replacement indenture trustee by the end of such thirty (30) day period other than as a result of the failure of the Majority Noteholders or the Hedge Counterparties to have reasonably consented, the Majority Noteholders shall have the right to appoint the replacement with the consent of the Issuer and of the Hedge Counterparties (in either case, such consent not to be unreasonably withheld, conditioned, or delayed), and the Issuer shall notify Diversified, OCM and each Rating Agency of such appointment. If a Default or Event of Default has occurred and is continuing, any replacement of the Indenture Trustee hereunder shall be done by the Majority Noteholders.

(c)            A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, each Noteholder, and each Hedge Counterparty. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Hedge Counterparties. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

(d)            If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(e)            If the Indenture Trustee fails to comply with Section 6.11, any Noteholder or any Hedge Counterparty may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(f)            Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

Section 6.9     Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide Diversified, OCM, Noteholders and each Rating Agency with prior written notice of any such transaction.

Section 6.10     Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)            Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

(b)            Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)            no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)           the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)            Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor trustee.

Section 6.11     Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least A- (or equivalent) by Fitch and one other NRSRO, to the extent that Fitch rates the Notes, and otherwise, two NRSROs.

Section 6.12     Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer, Noteholders and the Hedge Counterparties shall rely:

(a)            the Indenture Trustee is a national banking association duly organized and validly existing under the Laws of the jurisdiction of its formation;

(b)            the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(c)            the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any Law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

(d)            no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of the Basic Documents; and

(e)            this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

Article VII

INFORMATION REGARDING THE ISSUER

Section 7.1     Financial and Business Information.

(a)            Annual Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within one hundred and twenty (120) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2022, duplicate copies of the audited consolidated financial statements of Diversified Corp and its consolidated subsidiaries by an independent public accountant, which such independent public accountant shall be PricewaterhouseCoopers or another independent public accountant reasonably acceptable to the Majority Noteholders; provided, that upon receipt of such audited consolidated financial statements, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties, and the Rating Agencies on the Indenture Trustee’s internet website.

(b)            Quarterly Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within sixty (60) days after the end of the first, second and third quarterly fiscal period in each fiscal year of the Issuer, commencing with the fiscal quarter of the Issuer ended March 31, 2023, duplicate copies of the following reports; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties, and the Rating Agencies on the Indenture Trustee’s internet website:

(i)            an unaudited consolidated balance sheet of Diversified Corp and its consolidated subsidiaries as at the end of such quarter, and

(ii)            unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Diversified Corp and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth, starting with the fiscal quarter ended March 31, 2023, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS, or, to the extent Diversified Corp or its direct or indirect parent prepares its financial statements in accordance with GAAP, in accordance with GAAP, applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of Diversified Corp as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

(c)            Notice of Material Events — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, and each Hedge Counterparty promptly, and in any event within three (3) Business Days after a Responsible Officer of the Issuer, the Manager or Diversified becomes aware of the existence of (i) any Rapid Amortization Event, (ii) Material Manager Default, (iii) Default, (iv) Event of Default, (v) any default under any Basic Document, (vi) any event that can be reasonably expected to cause a Material Adverse Effect, (vii) information that any Person has given any notice or taken any action with respect to a claimed default hereunder or (viii) Warm Trigger Event, an Officer’s Certificate (with a copy to each Rating Agency) specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall, at the Issuer’s expense (in accordance with Section 8.6), promptly provide the Indenture Trustee, each Noteholder, each Hedge Counterparty, the Manager (or Back-up Manager) and the Rating Agencies with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

(d)            Notices from Governmental Body — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, and each Hedge Counterparty promptly, and in any event within ten (10) days of receipt thereof, copies of any material notice to any Issuer Party from any Governmental Body (with a copy to each Rating Agency) relating to any order, ruling, statute or other Law or regulation.

(e)            Notices under Material Agreement — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, and each Hedge Counterparty promptly, and in any event within fifteen (15) days after delivery or receipt by any Issuer Party, copies of all notices of termination, default or event of default, suspension of performance or any force majeure event given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices or documents given or received pursuant to or in respect of any material agreement to which it is a party (with a copy to each Rating Agency).

(f)            Payment Date Compliance Certificates — On or before the third (3rd) Business Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, each Noteholder, each Hedge Counterparty, and each Rating Agency, an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.1(c), no potential Rapid Amortization Event or Rapid Amortization Event, no potential Material Manager Default or Material Manager Default, no potential Warm Trigger Event or Warm Trigger Event, no Default or Event of Default has occurred and is continuing (each, a “Payment Date Compliance Certificate”).

(g)            Ratings — Beginning with the year ended December 31, 2022, the Issuer shall annually obtain a ratings letter from at least one Rating Agency in accordance with Section 9.17 of the Note Purchase Agreement; provided, that upon receipt of such ratings letter from the Issuer, the Indenture Trustee shall promptly make such ratings letter available to Noteholders, the Hedge Counterparties, and the Rating Agencies on the Indenture Trustee’s internet website.

Section 7.2     Visitation.

(a)            If no Default or Event of Default then exists, each Issuer Party shall permit the representatives of each Noteholder that is an Institutional Investor to visit and inspect the offices or properties of the Issuer Party, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Issuer Party’s officers, employees and independent certified public accountants, at such time as may be reasonably requested in writing; provided, however, that in no event shall the Issuer Party be required to permit the representatives of a Noteholder to visit more than one (1) time in any twelve-month period. Any visits contemplated by this Section 7.2(a) shall be at the sole expense of the requesting party.

(b)            If a Default or Event of Default exists, each Issuer Party shall permit the representatives of each holder of a Note that is an Institutional Investor, at the expense of the Issuer Party, upon reasonable prior notice, to visit and inspect the offices or properties of the Issuer Party, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Issuer Party’s officers, employees and independent certified public accountants, all at such times as may be reasonably requested and as often as may be requested. Any visits contemplated by this Section 7.2(b) shall be at the sole expense of the Issuer and not limited in number.

Article VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1      Deposit of Collections. The Issuer, the Guarantors and the Manager on its behalf, shall direct that all payments with respect to the Assets and all payments received under the Hedge Agreements (whether directly from a Hedge Counterparty or from DP Tapstone) be made to the Collection Account in accordance with the Basic Documents; provided that amounts posted by a Hedge Counterparty as collateral to the Issuer under an applicable Hedge Agreement shall not be deposited in the Collection Account and shall not constitute Available Funds. The Issuer, and in the event any Collections are received by any Affiliate of the Issuer (other than the Operator, solely in its capacity as such), if applicable, shall remit or cause such Affiliate to remit to the Collection Account within two (2) Business Days of receipt and identification thereof (including receipt of proper instructions regarding where to allocate such payment) all Collections received with respect to the Assets. The Operator, solely in its capacity as such, shall remit to the Collection Account within sixty (60) days of receipt and initial identification thereof (including receipt of proper instructions regarding where to allocate such payment) all Collections received with respect to the Assets (subject in any case to the expense and reimbursement provisions of the Joint Operating Agreement); provided, that, to the extent that the Operator definitively identifies Collections attributable to the Issuer pursuant to the Joint Operating Agreement subsequent to the application of funds from such Collection pursuant to the expense and reimbursement provisions thereof, the Operator shall remit such funds to the Collection Account within two (2) Business Days of definitive identification thereof (including receipt of proper instructions regarding where to allocate such payment). Notwithstanding anything contained herein to the contrary, the Indenture Trustee shall be authorized to accept instructions from the Manager (which shall be in writing) on behalf of the Issuer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts due and payable on wells not part of the Assets). In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Manager, on behalf of the Issuer, shall provide the Noteholders, the Hedge Counterparties and the Indenture Trustee with notice of such withdrawal or transfer, together with reasonable supporting details regarding such withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by the Manager, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from the Manager, on behalf of the Issuer, from time to time). Notwithstanding anything therein to the contrary, the Indenture Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable out-of-pocket costs and expenses incurred by the Indenture Trustee in connection with any misdirected funds described in the second foregoing sentence.

Section 8.2      Establishment of Accounts.

(a)            The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Issuer, for the benefit of the Secured Parties, shall deposit, or cause its Affiliate to deposit, any and all funds received pursuant to any Hedge Agreement into the Collection Account, subject only to the terms of the Joint Operating Agreement; provided, however, any such amounts received as “Posted Collateral” pursuant to the terms of a Hedge Agreement as in effect on the date hereof or subsequently put into effect shall be deposited into the Hedge Collateral Account.

(b)            The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Asset Disposition Proceeds Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(c)            The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

(d)            The Issuer or Manager (acting upon the direction of the Issuer), for the benefit of one or more of the Secured Parties who are Hedge Counterparties, may from to time to time by written direction to the Indenture Trustee cause to be established and maintained with the Securities Intermediary one or more accounts or sub-accounts on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Hedge Collateral Accounts”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Hedge Counterparty for whose benefit the Hedge Collateral Account has been established. Amounts posted as Posted Collateral to the Issuer under an applicable Hedge Agreement shall be deposited in such accounts and held therein in accordance with the terms of the applicable Hedge Agreement, including those terms related to the interest rate applicable to and accrual of interest at such rate on all such Posted Collateral. The Issuer and Manager shall each have the power to instruct the Indenture Trustee by written notice to make withdrawals and returns of Posted Collateral from any Hedge Collateral Account for purposes of satisfying the Issuer’s obligations under each applicable Hedge Agreement (the Indenture Trustee shall be entitled to rely upon any such written direction as conclusive evidence of such duties under the relevant Hedge Agreement). The Issuer shall at all times ensure the Manager complies with its obligations under Section 8.8(f) as to each Hedge Collateral Account. Notwithstanding anything contained herein to the contrary, the parties hereby acknowledge and agree that any Hedge Counterparty’s right to the return of any excess Posted Collateral posted under the Hedge Agreement, as determined in accordance with the terms of the relevant Hedge Agreement, and held in the Hedge Collateral Account, shall be senior in all respects to any rights or interests in each such Hedge Collateral account of the (i) Indenture Trustee, (ii) any Secured Parties who are not Hedge Counterparties and (iii) to the extent any Hedge Collateral Account is a segregated account, any Hedge Counterparties who are not the Hedge Counterparty for whose benefit the Hedge Collateral Account has been established.

(e)            The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “P&A Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. To the extent a P&A Reserve Trigger has occurred with respect to the Issuer’s most recently completed fiscal year, Available Funds shall be deposited into the P&A Reserve Account in an amount equal to the P&A Reserve Amount in accordance with Section 8.6. On each Payment Date, all amounts then on deposit in the P&A Reserve Account shall be deposited into the Collection Account, where they will be considered part of Available Funds and distributed on such Payment Date pursuant to Section 8.6.

(f)            Funds on deposit in each of (i) the Collection Account, (ii) the Asset Disposition Proceeds Account, (iii) the Liquidity Reserve Account and (iv) the P&A Reserve Account (together, the “Issuer Accounts”) shall be invested by the Indenture Trustee in Permitted Investments as directed in writing by the Manager. In the absence of written direction from the Manager, such funds shall remain uninvested. All such Permitted Investments shall be held by the Indenture Trustee for the benefit of the Secured Parties; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Majority Noteholders (with prompt notice to the Hedge Counterparties), funds on deposit in the Issuer Accounts shall be invested in Permitted Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Issuer Accounts are then maintained and is invested either (i) in a time deposit of the Indenture Trustee with a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies (such account being maintained within the corporate trust department of the Indenture Trustee), or (ii) in the Indenture Trustee’s common trust fund so long as such fund has a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies; provided, further, that Permitted Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Permitted Investments pursuant to this Section 8.2(f), except to the extent it is acting separately in its capacity as obligor thereunder.

(g)            The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and, subject to the limitations in Section 8.2(d), Hedge Collateral Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. The Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties. If, at any time, any of the Issuer Accounts and/or Hedge Collateral Accounts cease to be an Eligible Account, the Indenture Trustee shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days with the prior written consent the Majority Noteholders, or, as applicable, the Hedge Counterparties) establish a new Issuer Account and/or Hedge Collateral Accounts, as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new Issuer Account and/or Hedge Collateral Accounts, as applicable. The Indenture Trustee, Paying Agent or the other Person holding the Issuer Accounts and Hedge Collateral Accounts as provided in this Section 8.2(g) shall be the “Securities Intermediary.” On the date hereof, the Securities Intermediary is the Indenture Trustee. If the Securities Intermediary shall be a Person other than the Indenture Trustee, the Manager shall obtain the express written agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.2.

(i)            The Securities Intermediary agrees, by its acceptance hereof, that:

(A)            The Issuer Accounts and Hedge Collateral Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and are accounts to which Financial Assets will be credited.

(B)            All securities or other property underlying any Financial Assets credited to the Issuer Accounts and Hedge Collateral Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts or Hedge Collateral Accounts be registered in the name of the Issuer or the Manager, payable to the order of the Issuer or the Manager or specially indorsed to the Manager or Diversified except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(C)            All property delivered to the Securities Intermediary pursuant to this Indenture will be promptly credited to the appropriate Issuer Account or Hedge Collateral Accounts, as applicable.

(D)            Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account or Hedge Collateral Accounts, as applicable, shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.

(E)            If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Issuer Accounts, or Hedge Collateral Accounts, as applicable, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Manager or any other Person.

(F)            The Issuer Accounts and Hedge Collateral Accounts shall be governed by the Laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Issuer Accounts and Hedge Collateral Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the State of New York.

(G)            The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other Person relating to the Issuer Accounts or Hedge Collateral Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 8.2(g)(i)(E) hereof.

(H)            Except for the claims and interest of the Indenture Trustee and of the Issuer in the Issuer Accounts and Hedge Collateral Accounts, the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or Hedge Collateral Accounts or in any Financial Asset credited thereto. If any other Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Issuer Accounts, Hedge Collateral Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, the Issuer, each Hedge Counterparty and each Rating Agency.

(I)            The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Issuer Accounts and Hedge Collateral Accounts and/or any Issuer Account Property simultaneously to each of the Manager and the Indenture Trustee.

(J)            The Securities Intermediary (A) shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder, (B) shall not be an Affiliate of the Issuer, (C) shall have a combined capital and surplus of at least U.S.$500,000,000, (D) shall be subject to supervision or examination by United States federal or state authority and (E) shall have a rating of at least “A3” or better by Moody’s, “A-” or better by S&P, and “A-” or better by Fitch (if such entity is rated by Fitch).

(K)            The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer Account and any Hedge Collateral Account.

(L)            The Securities Intermediary shall not change the name or the account number of any Issuer Account or Hedge Collateral Account without the prior written consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders or the Hedge Counterparties, as applicable).

(M)            The Securities Intermediary shall not be a party to any agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.

(N)            Each item of property credited to each Issuer Account and Hedge Collateral Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

(O)            For purposes of Article 8 of the UCC, the jurisdiction of the Securities Intermediary with respect to the Collateral shall be the State of New York.

(P)            It is the intent of the Indenture Trustee and the Issuer that each Issuer Account and Hedge Collateral Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Secured Parties and not an account of the Issuer.

(ii)            The Manager shall have the power to instruct the Indenture Trustee in writing to make withdrawals and payments from the Issuer Accounts and Hedge Collateral Accounts for the purpose of permitting the Manager to carry out its respective duties under the Management Services Agreement or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture; provided, that the Indenture Trustee shall have no responsibility for monitoring the Manager’s duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.

Section 8.3      Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.4      Asset Disposition Proceeds.

(a)            In the event that the Issuer or any Guarantor shall sell, transfer or otherwise dispose of any Assets in a Permitted Disposition (other than, for the avoidance of doubt, any transfer of Assets between the Guarantors pursuant to the proviso of the definition of Permitted Disposition) or purchased by the Manager from the Issuer or any Guarantor pursuant to Section 2(c)(iii) of the Management Services Agreement (i) a portion of such proceeds equal to the amount, if any, required to be paid by the Issuer pursuant to the termination, in whole or in part, of any Hedge Agreement in order to maintain compliance with Section 4.28 of this Indenture shall be deposited into the Collection Account and used for such purpose, and (ii) if, on a pro forma basis after giving effect to such sale, the repayment of the Notes and any required hedge termination payment with the remaining proceeds, the DSCR would be equal to or greater than 1.30 to 1.00, the Production Tracking Rate shall not be less than 80%, the LTV shall be equal to or less than 75% and the IO DSCR would be equal to or greater than 2.00 to 1.00 (the “Proceeds Retention Condition”), then the Issuer shall instruct the Paying Agent, on behalf of the Indenture Trustee, in writing to deposit the remaining proceeds (net of the amounts paid pursuant to subsection (i) above, together with any other applicable “net” amounts) (“Asset Disposition Proceeds”) into the Asset Disposition Proceeds Account. In the event that clause (ii) of the Proceeds Retention Condition is not satisfied and such Permitted Disposition is permitted pursuant to the terms and conditions of this Indenture, including the prior receipt of any required written consent of the Majority Noteholders and Hedge Counterparties, then the Issuer shall instruct the Paying Agent, on behalf of the Indenture Trustee, in writing (A) to effectuate a Redemption with such proceeds up to the total amount of Asset Disposition Proceeds required to satisfy clause (ii) of the Proceeds Retention Condition after giving effect to such Redemption and (B) following such Redemption of the Notes, to deposit any remaining net proceeds from such disposition into the Asset Proceeds Disposition Account. For the avoidance of doubt, any amounts deposited in the Asset Proceeds Disposition Account pursuant to the immediately preceding clause (B) shall constitute Asset Disposition Proceeds.

(b)            During the Asset Purchase Period, the Issuer shall be permitted to acquire Additional Assets (to the extent such purchase satisfies the requirements under clause (c) of the definition of Permitted Dispositions). In the event of such a purchase of Additional Assets, the Issuer shall provide written direction to the Indenture Trustee to make payment of the purchase price to such Person no later than five (5) Business Days prior to such acquisition; provided, that the Issuer certifies to the Indenture Trustee that (i) no Warm Trigger Event, Material Manager Default, Rapid Amortization Event exists, no Default or Event of Default has occurred and is continuing, (ii) no selection procedures materially adverse to the Noteholders or any of the Hedge Counterparties were used in selecting such Additional Assets for purchase, (iii) the Proceeds Retention Condition shall be satisfied (each on a pro forma basis after giving effect to such contemplated purchase of Additional Assets, the repayment of the Notes or any required hedge termination payment, if any, with any remaining amounts), and (iv) the Rating Agency Condition shall have been satisfied with respect thereto.

(c)            In the event that any Asset Disposition Proceeds on deposit in the Asset Disposition Proceeds Account are not applied to the purchase of Additional Assets by the Payment Determination Date of the Collection Period following 180 days subsequent to the end of the Collection Period in which such Asset Disposition Proceeds were deposited into the Asset Disposition Proceeds Account (the “Asset Purchase Period”), the Issuer, or Manager on its behalf, shall direct the Indenture Trustee to deposit such remaining amounts into the Collection Account; provided, however, that the Issuer, or Manager on its behalf, may, in its sole discretion, direct the Paying Agent on behalf of the Indenture Trustee to deposit such remaining amounts into the Collection Account prior to the end of the Asset Purchase Period; provided, further, that, during the Asset Purchase Period, to the extent any Asset Disposition Proceeds on deposit in the Asset Disposition Proceeds Account are not applied to the purchase of Additional Assets, the Issuer, or the Manager on its behalf, at any time during the Asset Purchase Period may, but at the end of the Asset Purchase Period shall direct any funds to redeem Notes such that after such redemption, the DSCR shall not be less than 1.30 to 1.00, the Production Tracking Rate shall not be less than 80%, the IO DSCR shall not be less than 2.00 to 1.00 and the LTV shall not be greater than 75%, on a pro forma basis after giving effect to such sale or exchange and the application of the proceeds therefrom to the purchase of Additional Assets, the repayment of the Notes or any required hedge termination payment, if any; but in no event shall the aggregate principal amount of Notes so redeemed be less than the product of (i) 125% and (ii) 55% of the amount of Asset Disposition Proceeds not used to purchase Additional Assets, and any remaining amounts shall be deposited into the Collection Account and be deemed Available Funds for the next Payment Date.

Section 8.5      Asset Valuation.

(a)            Reserve Reports. The Issuer will be required to deliver, or to cause the Manager to deliver, to the Indenture Trustee, the Back-up Manager and each Rating Agency an updated Reserve Report within ninety (90) days of the commencement of each calendar year (which report shall be audited or prepared by an Independent Petroleum Engineer) and on June 30 of each year (which report shall be internally prepared by the Issuer); provided, that the Issuer must deliver an updated Reserve Report within forty-five (45) days of any Permitted Disposition or combination of related Permitted Dispositions (other than any transfer of Assets between the Guarantors pursuant to the proviso of the definition of Permitted Disposition) of an aggregate amount of Assets exceeding 5% of the PV-10 of the Assets as of the Closing Date (it being understood that (i) such updated Reserve Report may be the same report as the most recently delivered Reserve Report, rolled forward by or under the supervision of the Chief Operating Officer (or similarly titled position) of the Manager and (ii) to the extent a Reserve Report with respect to a Permitted Disposition or combination of related Permitted Dispositions has been so delivered to the Indenture Trustee, the Back-up Manager and each Rating Agency, the foregoing shall not require the delivery of an additional Reserve Report upon additional related Permitted Dispositions unless and until the aggregate amount of such additional related Permitted Dispositions exceeds 5% of the PV-10 of the Assets as of the Closing Date) (and, following any fiscal year for which the P&A Expense Amount exceeds the P&A Reserve Trigger Amount, such updated Reserve Report shall include a separate schedule identifying the estimated net capital expenditures associated with plugging and abandonment liabilities with respect to the Wellbore Interests), and, to the extent the Issuer, or the Manager on the Issuer’s behalf, in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually updated Reserve Report, the Issuer, or the Manager on the Issuer’s behalf, will be required to deliver each such updated Reserve Report to such persons promptly upon its receipt thereof. The Reserve Report shall be prepared by or under the supervision of the Chief Operating Officer (or similarly titled position) of the Manager, who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report (and, with respect to the first Reserve Report delivered by the Issuer under this Indenture, the Separation Agreement Reserve Report). With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager and each Rating Agency a certificate from a Responsible Officer of the Manager certifying that in all material respects the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, the Issuer Parties own good and defensible title to the Assets evaluated in such Reserve Report, such Assets are free of all Liens except for Permitted Liens and that, to the extent there has been a change in the Net Revenue Interest or Working Interest, that change is identified in an exhibit to the certificate. With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-up Manager and each Rating Agency a report that shows any change, set forth to the eighth decimal place, in the Net Revenue Interest relating to the prior year or Working Interest relating to the prior year with respect to any Well from the Net Revenue Interest or Working Interest provided in the previous Reserve Report, and except to the extent already included in a report under this Section 8.5. The Indenture Trustee shall promptly make any such Reserve Reports, certificates and other reports delivered pursuant to this Section 8.5 available to the Noteholders and the Hedge Counterparties by posting any such Reserve Reports, certificates or other reports delivered pursuant to this Section 8.5, to its internet website referenced in Section 6.6 hereof subject to the terms thereof.

Section 8.6      Distributions.

(i)            Except as otherwise provided in clause (ii) below, on each Payment Date, the Issuer, or the Manager on the Issuer’s behalf, shall instruct the Indenture Trustee in writing (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to this Section 8.6) to apply all Available Funds for payments of the following amounts in the following order of priority; provided, that, with respect to the Payment Dates on November 28, 2022 and December 28, 2022, amounts shall be applied from amounts deposited from the Liquidity Reserve Account into the Collection Account:

(A)            (1) to the Indenture Trustee, the Indenture Trustee’s (x) fees and any accrued and unpaid fees of the Indenture Trustee with respect to prior Payment Dates, plus (y) any Administrative Expenses owed to the Indenture Trustee; provided, that, in no event shall the cumulative aggregate amount paid to the Indenture Trustee pursuant to this clause (A)(1) exceed $150,000 in any calendar year (provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein or pursuant to Section 8.6(i)(K) shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full); provided, however, that upon the occurrence and during the continuation of an Event of Default, no such cap shall apply, and (2) to the Back-up Manager, the Back-up Management Fee and any accrued and unpaid Back-up Management Fees or indemnity amounts with respect to prior Payment Dates, plus any Administrative Expenses payable to the Back-up Manager; provided, that, in no event shall the cumulative aggregate amount of payments paid pursuant to this clause (A)(2) exceed (i) $150,000 in any calendar year during which the Back-up Manager does not perform any Warm Back-up Management Duties or Hot Back-up Management Duties (provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein shall remain due and owing to the Back-up Manager and payable in the following year and each subsequent year thereafter until repaid in full), (ii) $550,000 in any calendar year during which the Back-up Manager performs Warm Back-up Management Duties (but not Hot Back-up Management Duties) (provided, that any amounts in excess of $550,000 which are unpaid pursuant to the cap herein shall remain due and owing to the Back-up Manager and payable in the following year and each subsequent year thereafter until repaid in full), and (iii) $1,000,000 in any calendar year during which the Back-up Manager performs Hot Back-up Management Duties (provided, that any amounts in excess of $1,000,000 which are unpaid pursuant to the cap herein shall remain due and owing to the Back-up Manager and payable in the following year and each subsequent year thereafter until repaid in full); provided, however, that in the event of a liquidation following an Event of Default, no such cap shall apply;

(B)            to the Manager, the Administration Fee and any accrued and unpaid Administration Fees with respect to prior Payment Dates; provided, that, in no event shall the cumulative aggregate amount of Administration Fees paid pursuant to this clause (B) exceed $300,000 in any calendar year;

(C)            pro rata and pari passu, (1) to the Hedge Counterparties, pro rata, any net payments due and payable by the Issuer under the related Hedge Agreements, in each case, other than termination amounts, and (2) to the Noteholders, pro rata, based on the Note Interest due, the Note Interest for such Payment Date;

(D)            to the Hedge Counterparties, pro rata, termination payments arising from reductions in the notional amount under the related Hedge Agreements in order to maintain compliance with Section 4.28 of the Indenture;

(E)            to the Liquidity Reserve Account, the amount necessary to cause the balance in the Liquidity Reserve Account to equal the Liquidity Reserve Account Target Amount;

(F)            pro rata and pari passu, (1) to the Noteholders, pro rata, based on the Outstanding Principal Balance, as payment of principal on the Notes, the Principal Distribution Amount with respect to such Payment Date, and (2) to the Hedge Counterparties, pro rata, any termination payments owed as a result of an event of default under Sections 5(a)(i) (Failure to Pay) or 5(a)(vii) (Bankruptcy), in each case where Issuer is the Defaulting Party (as defined therein) of the related Hedge Agreement;

(G)           to the Noteholders, pro rata, based on the Outstanding Principal Balance, the Excess Amortization Amount (if any) with respect to such Payment Date where the Excess Allocation Percentage is 50%;

(H)           pro rata and pari passu (1) to the Noteholders, pro rata, (i) based on the Outstanding Principal Balance, in the case of a Redemption, the applicable Redemption Price and (ii) the Excess Amortization Amount (if any) with respect to such Payment Date where the Excess Allocation Percentage is 100% and (2) to the Hedge Counterparties, pro rata, any termination amounts due and payable by the Issuer under the related Hedge Agreements but not paid in accordance with clauses (D) or (F) above;

(I)            if a P&A Reserve Trigger has occurred with respect to the Issuer’s prior fiscal year, to the P&A Reserve Account, the amount necessary to cause the balance in the P&A Reserve Account to equal the P&A Reserve Amount;

(J)           to the Noteholders and the Hedge Counterparties, any remaining amounts owed under the Basic Documents;

(K)          to the Indenture Trustee and the Back-up Manager, any amounts owed but not paid in accordance with clause (A) above;

(L)            pro rata and pari passu, (a) to the Manager, any unpaid AFE Cover Amounts and any amounts owed but not paid in accordance with clause (B) above and (b) the Operator, any Operating Expense in excess of the Operating Expense Limit, including amounts owing from prior Payment Dates;

(M)          pro rata and pari passu to DP Tapstone or OCM, any indemnity amount due and payable under the relevant Separation Agreement; and

(N)           to the Issuer, all remaining amounts, free and clear of the lien of the Indenture, any remaining Available Funds, free and clear of the lien of the Indenture; provided, that, during the continuance of any event or condition that, with notice, the lapse of time, or both, that does or would constitute a Rapid Amortization Event, a Warm Trigger Event, an Event of Default or a Material Manager Default, any remaining amounts shall remain on deposit in the Collection Account, the Liquidity Reserve Account or the P&A Reserve Account, as applicable, for application as Available Funds.

(ii)            On each Payment Date (a) as of which the Notes have been accelerated as a result of an Event of Default, (b) on which a Redemption is scheduled to occur or (c) that is on or after the Final Scheduled Payment Date, in each case as specified solely in the Payment Date Report, Available Funds and all amounts in the Collection Account, the Liquidity Reserve Account, the Asset Disposition Proceeds

Account and the P&A Reserve Account shall be distributed by the Indenture Trustee in the following order and priority of payments:

(A)          all payments required and in the order required by Section 8.6(i)(A) and (B), in each case without giving effect to the provisos stated therein;

(B)           pro rata and pari passu, (1) to the Hedge Counterparties, pro rata, any net payments under the Hedge Agreement (other than any termination amounts) and (2) to the Noteholders, pro rata, based on the respective Note Interest due, Note Interest;

(C)           pro rata and pari passu, (1) to the Noteholders, pro rata, the Outstanding Principal Balance, (2) without duplication, the applicable Redemption Price, and (3) to the Hedge Counterparties, pro rata, any amounts due and payable by the Issuer under the related Hedge Agreements (including any termination amounts and any other amounts due and payable by the Issuer thereunder) that have not been paid pursuant to clause (B);

(D)          to the Noteholders and Hedge Counterparties, any remaining amounts owed under the Basic Documents;

(E)           pro rata and pari passu, (a) to the Indenture Trustee, the Back-up Manager and the Manager, any amounts owed but not paid in accordance with clause (A) above and (b) to the Operator, any Operating Expense in excess of the Operating Expense Limit, including amounts owing from prior Payment Dates; and

(F)           to the Issuer, all remaining amounts, free and clear of the lien of the Indenture.

(iii)            On or prior to the close of business on each Payment Determination Date, the Manager shall calculate all amounts required to be withdrawn from the Issuer Accounts (as applicable) and distributed in accordance with the priority of payments under Section 8.6(i) and Section 8.6(ii) and shall provide such calculation to the Indenture Trustee as set forth in the Payment Date Report.

(iv)            Notwithstanding the foregoing, if (x) a Diversified Party other than the Issuer or (y) OCM pays any amounts to the Issuer (i) with respect to any matters arising out of or relating to a breach of contract or indemnification obligation under any Basic Document or (ii) under the applicable Separation Agreement, those amounts less, with respect to subclause (i), the sum of (A) any amounts paid or payable by the Issuer to any third parties as of the time of receipt with respect to the applicable breach or indemnification obligation and (B) any amounts reinvested or reasonably expected to be reinvested by the Issuer (including to cure or remedy any breach or liability) to the extent permitted by the Basic Documents, shall be paid to the Noteholders in a redemption of the Notes in accordance with clause (i) of the Priority of Payments set forth above without premium or penalty.

Section 8.7      Liquidity Reserve Account.

(a)            On the Closing Date, the Issuer shall cause an amount not less than the Liquidity Reserve Account Initial Deposit to be deposited by the Indenture Trustee into the Liquidity Reserve Account.

(b)            If the amount on deposit in the Liquidity Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Liquidity Reserve Account Target Amount for such Payment Date, the Manager shall instruct the Indenture Trustee to withdraw such amount from the Liquidity Reserve Account and apply it as Available Funds for such Payment Date as set forth in the Payment Date Report.

(c)            Without duplication, in the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 8.6(i)(A) through (C) on such Payment Date, the Manager shall instruct the Paying Agent on behalf of the Indenture Trustee to withdraw from the Liquidity Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities set forth in Sections 8.6(i)(A) through (C). In addition, if Section 8.6(ii) applies, all amounts shall be withdrawn from the Liquidity Reserve Account and applied as provided in Section 8.6(ii), as set forth in the Payment Date Report.

(d)            Following the payment in full of the aggregate Outstanding Amount of the Notes and termination or expiration of all Hedge Agreements and payment in full of all obligations due and payable in connection therewith (including any early termination amounts due thereunder) and of all other amounts owing or to be distributed hereunder to Noteholders and the Hedge Counterparties, any amount remaining on deposit in the Liquidity Reserve Account shall be distributed to the Issuer free and clear of the lien of this Indenture upon written direction to the Indenture Trustee by the Manager.

Section 8.8      Statements to Noteholders. On or prior to the close of business on each Payment Determination Date, the Issuer shall cause the Manager to provide to the Indenture Trustee for the Indenture Trustee to (x) post on its internet website pursuant to Section 6.6 of the Indenture or (y) provide to each Hedge Counterparty who does not then have access to such website pursuant to Section 6.6 hereof, a statement substantially in the form of Exhibit D hereto, setting forth at least the following information as to the Notes, to the extent applicable:

(a)            the amount of Collections and Asset Disposition Proceeds, if any, received in the Collection Account with respect to the related Collection Period;

(b)            confirmation of compliance with the terms of the Indenture and the other Basic Documents;

(c)            other reports received or prepared by the Manager in respect of the Oil and Gas Portfolio and the Hedge Agreements, along with a summary of all Hedge Agreements in place, including volumes and percentage of production that is hedged, along with a calculation of the hedge ratio;

(d)            the amount of Administrative Expenses, Direct Expenses and indemnity payments paid to each party or withheld by the Operator pursuant to the Joint Operating Agreement or the Manager pursuant to the Management Services Agreement during the most recent Collection Period;

(e)            the amount of any fees and expenses paid to the Indenture Trustee, the Manager or the Back-up Manager with respect to the related Collection Period;

(f)             if any, the amount of (i) any payment (including breakage or termination payments) paid to the Hedge Counterparties with respect to the related Collection Period, (ii) all deposits into and payments out of each Hedge Collateral Account from or to each Hedge Counterparty during the Collection Period, and (iii) the balance of each Hedge Counterparty’s deposits on such Payment Determination Date, including, for the avoidance of doubt, the name of each Hedge Counterparty entitled to the balance identified by the Manager in clause (ii) above; provided, however, if a segregated Hedge Collateral Account is maintained for any one or more of the Hedge Counterparties, the information set out in clauses (ii) and (iii) need only be provided to each such Hedge Counterparty, individually, the Indenture Trustee and the Securities Intermediary and will not be required to be posted on the Indenture Trustee’s website;

(g)            the amount deposited in or withdrawn from the Liquidity Reserve Account on such Payment Determination Date, the amount on deposit in the Liquidity Reserve Account after giving effect to such deposit or withdrawal and the Liquidity Reserve Account Target Amount for such Payment Date;

(h)            the amount deposited in or withdrawn from the P&A Reserve Account on such Payment Determination Date, the amount on deposit in the P&A Reserve Account after giving effect to such deposit or withdrawal and the P&A Reserve Account Target Amount for such Payment Date;

(i)             the Outstanding Principal Amount, the Principal Distribution Amount and the Excess Amortization Amount (if any), with respect to such Payment Determination Date;

(j)             the Note Interest, including any Subsequent Rate of Interest, with respect to such Payment Date;

(k)            as of the Notification Date, confirmation as to whether a Subsequent Rate of Interest shall go into effect with, if applicable, a copy of the Satisfaction Notification;

(l)             the Excess Allocation Percentage (if any) with respect to such Payment Date;

(m)           the amount of the DSCR, the IO DSCR, the LTV, the Production Tracking Rate and the Securitized Net Cash Flow, in each case with respect to the related Collection Period

(n)            the amounts on deposit in each Issuer Account as of the related Payment Determination Date;

(o)            amounts due and owing and paid to the Noteholders under the Note Purchase Agreement and other Basic Documents;

(p)            identification of any Assets repurchased by Diversified by Well number with respect to such Asset (as specified in the Schedule of Assets), to the extent applicable;

(q)            a listing of all Permitted Indebtedness outstanding as of such date;

(r)            the amount of any Excess Funds and AFE Cover Amounts utilized to participate in AFE Operations during the related Collection Period;

(s)            a listing of any Additional Assets acquired by the Issuer or the Guarantors;

(t)            any reports regarding greenhouse gas or other carbon emissions associated with any Issuer Party’s operations or the products, to the extent publicly disclosed by the Issuer or any of its Affiliates;

(u)            the amount of Asset Disposition Proceeds deposited in the Asset Disposition Proceeds Account;

(v)            on an annual basis, on the Payment Determination Date occurring in March such report shall include the aggregate P&A Expense Amount for the preceding year and the excess, if any, of the P&A Expense Amount in excess of the P&A Reserve Trigger Amount;

(w)           on an annual basis such report shall include any change, set forth to the fourth decimal place, in the Net Revenue Interest or Working Interest with respect to any Well from the Net Revenue Interest or Working Interest reflected in the most recent Reserve Report, except to the extent already expressly identified in a report under this Section 8.8;

(x)             reasonably detailed information regarding any Title Failure (as defined in the Separation Agreement) of which any Issuer Party has Knowledge and all documentation with respect to any actions, claims or Proceedings under the Separation Agreement;

(y)            any material Environmental Liability of which Issuer, Operator, Manager or any Affiliate thereof obtained Knowledge since the most recent report delivered under this Section 8.8;

(z)             the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $250,000;

(aa)          a reasonably detailed description of any Permitted Dispositions (other than any transfer of Assets between the Guarantors pursuant to the proviso of the definition of Permitted Disposition); and

(bb)         on the first Payment Determination Date where either Sustainability Performance Target has been met, a statement to that effect, together with copies of the confirmation from the External Verifier.

Deliveries pursuant to this Section 8.8 or any other Section of this Indenture may be delivered by electronic mail.

Section 8.9      Risk Retention Disclosure.

(a)            Within thirty (30) calendar days following the Closing Date, the Indenture Trustee, based solely on information provided to it by Diversified, will make available to Noteholders and the Hedge Counterparties at its internet website set forth in Section 6.6 hereof, a statement with valuations prepared by Diversified, and furnished to the Indenture Trustee by Diversified in accordance with the terms hereof, that will set forth the following information:

(i)             the fair value, expressed as a percentage of the fair value of all of the asset-backed securities issued by the Issuer on the Closing Date and by dollar amount, of the Risk Retained Interest retained by Diversified Corp (or its majority-owned Affiliate) as of the Closing Date, based on actual sale prices and finalized tranche sizes;

(ii)            the fair value, expressed as a percentage of the fair value of all of the asset-backed securities issued by the Issuer on the Closing Date and by dollar amount, of the horizontal risk retention interest that Diversified Corp is required to retain under the U.S. Credit Risk Retention Rules as of the Closing Date; and

(iii)            in no event shall the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention. The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.

Section 8.10      [Reserved].

Section 8.11      Original Documents. The Indenture Trustee agrees to hold any assignments of mortgage or deeds of trust that are part of the Collateral received by it. The Indenture Trustee shall keep such documents in its possession separate and apart from all other property that it is holding in its possession and from its own general assets. The Indenture Trustee shall keep records showing that it is holding such documents pursuant to this Indenture. Such documents shall be released by the Indenture Trustee to or at the direction of the Issuer upon the satisfaction and discharge of this Indenture.

Article IX

SUPPLEMENTAL INDENTURES

Section 9.1      Supplemental Indentures Not Requiring Consent of Noteholders. The Issuer Parties and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any of the Noteholders or Hedge Counterparties, if the rights of such Noteholders or Hedge Counterparty would not be adversely affected in any material respect and written confirmation from any Rating Agency currently rating the Notes that no immediate withdrawal or reduction with respect to its then current rating of any class of rated Notes will occur as a result, enter into any indenture or indentures supplemental to this Indenture for any one or more of the following purposes:

(a)            to cure any ambiguity or formal defect or omission in this Indenture;

(b)            to grant to or confer upon the Indenture Trustee for the benefit of the Secured Parties any additional benefits, rights, remedies, powers or authorities;

(c)            to subject to this Indenture additional revenues, properties or collateral (other than Additional Assets);

(d)            in connection with an Issuer Party consolidating with or merging with any other Person or conveying, transferring or leasing all or substantially all of its assets in a single transaction or series of transactions to any Person pursuant to Section 4.16, to evidence the assumption by such Person of the due and punctual performance and observance of each covenant and condition of this Indenture and any other changes necessary to effect such transaction and the administration of this Indenture;

(e)            to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect or to permit the qualification of the Notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939, as amended, or similar federal statute;

(f)            to evidence the appointment of a separate or co-Indenture Trustee or a co-registrar or transfer agent or the succession of a new Indenture Trustee hereunder; or

(g)            to make any changes necessary to comply with or obtain more favorable treatment under the Code and the regulations promulgated thereunder;

provided, however, that nothing in this Section shall permit, or be construed as permitting, any modification of the trusts, powers, rights, duties, remedies, indemnities, immunities and privileges of the Indenture Trustee without the prior written approval of the Indenture Trustee, which approval shall be evidenced by execution of a Supplemental Indenture; provided further, that a copy of such supplemental indenture or amendment shall be provided to the Noteholders and the Hedge Counterparties within two (2) Business Days of the effectiveness of such supplemental indenture or amendment.

For any supplemental indenture or amendment pursuant to this Section 9.1, no such supplemental indenture or amendment shall be effective unless (i) the Rating Agency Condition shall have been satisfied and (ii) the Issuer furnishes to the Indenture Trustee, the Noteholders and the Hedge Counterparties, at the Issuer’s expense, an Opinion of Counsel stating that, or Officer’s Certificate of the Issuer certifying that (a) such action is authorized or permitted by the Indenture, (b) all conditions precedent under the Indenture for the taking of such action have been complied with and (c) such action will not materially adversely affect the interests of any Noteholders or the Hedge Counterparties.

Section 9.2      Supplemental Indentures with Consent of Noteholders and Hedge Counterparties.

(a)            The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Majority Noteholders by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, and with notice to each Hedge Counterparty (and the consent of any Hedge Counterparty if the rights of such Hedge Counterparty would be adversely affected in any material respect), and written confirmation from any Rating Agency currently rating the Notes that no immediate withdrawal or reduction with respect to its then-current rating of any class of rated Notes will occur as a result, by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note or the Hedge Counterparty of each Hedge Agreement affected thereby:

(i)            change the Final Scheduled Payment Date or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Applicable Premium or Change of Control Applicable Premium or Redemption Price or Change of Control Redemption Price, as applicable, with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes or any payments or priority of payments to any Hedge Counterparty under the Hedge Agreements, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes or under the Hedge Agreements on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)            reduce the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)            modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv)            modify or alter the definitions of the terms “Available Funds,” “Equity Contribution Cure,” “Excess Allocation Percentage,” “Excess Amortization Amount,” “Excess Funds,” “GHG Emissions Performance Target,” “Hedge Agreement,” “Hedge Counterparty,” “Hedge Counterparty Rating Requirement,” “Liquidity Reserve Account Target Amount,” “Majority Noteholders,” “Methane Emissions Performance Target,” “P&A Reserve Amount,” “Permitted Dispositions,” “Permitted Liens,” “Principal Distribution Amount,” “Production Tracking Rate,” “Rapid Amortization Event,” “Redemption Price,” “Reserve Report,” “Scheduled Principal Distribution Amount,” “Securitized Net Cash Flow,” “Warm Trigger Event,” “DSCR,” “IO DSCR” or “LTV”;

(v)            reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.4;

(vi)           modify any provision of this Section 9.2 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents (excluding the Hedge Agreements) cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby or, if any Hedge Agreements are to be affected thereby, without the consent of the Hedge Counterparties;

(vii)          modify Section 8.6 or modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the optional or mandatory redemption of the Notes contained herein;

(viii)         permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral (other than Permitted Liens) or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Noteholder of any Note or the Hedge Counterparty to any Hedge Agreement of the security provided by the lien of this Indenture; or

(ix)           except as provided in Section 5.4(a)(iv), liquidate the Assets when the proceeds of such sale would be insufficient to fully pay the Notes and the obligations of Issuer under the Hedge Agreements.

(b)            The Indenture Trustee shall rely exclusively on an Officer’s Certificate of the Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders, the consent of all of the Noteholders or the consent of all Hedge Counterparties. The Indenture Trustee shall not be liable for reliance on such Officer’s Certificate or Opinion of Counsel.

(c)            Reserved.

(d)            Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall transmit to the Noteholders of the Notes, the Hedge Counterparties, and each Rating Agency a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.3      Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel stating that the execution of such supplemental indenture (i) is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, (ii) will not cause any Issuer Party to become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes, and (iii) will not cause the Notes that were characterized as indebtedness at issuance to be treated as other than indebtedness for U.S. federal income tax purposes; provided, that the Opinion of Counsel described in clause (ii) and clause (iii) will be subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the issuance of the Notes. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall notify each Rating Agency of the execution of any Supplemental Indentures. The Issuer shall notify the Back-up Manager of any amendment to the Basic Documents that (x) modifies the duties of the Manager or Operator and (y) adversely affects or increases the duties of the Back-up Manager. No amendment to a Basic Document that adversely affects or increases the duties of the Back-up Manager will be effective without the consent of the Back-up Manager.

Section 9.4      Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Hedge Counterparties, and the Noteholders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.5      Reference in Notes to Supplemental Indentures. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Article X
REDEMPTION OF NOTES

Section 10.1      Redemption.

(a)            Subject to Section 10.1(b), the Outstanding Notes are subject to redemption in whole, but not in part, at the direction of the Issuer on the Redemption Date. If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.1(a), the Issuer shall furnish notice of such election to the Indenture Trustee not later than the close of business on the first (1st) Business Day of the month in which the Redemption Date occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Noteholder of the Notes.

(b)            Upon the occurrence of a Change of Control, the Outstanding Notes are subject to redemption in whole, but not in part, on the Redemption Date at the Change of Control Redemption Price. If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.1(b), the Issuer shall furnish notice of such election to the Indenture Trustee not later than the close of business on the ninetieth (90th) day subsequent to the date on which the Change of Control occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Change of Control Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Noteholder.

Section 10.2      Form of Redemption Notice. Following receipt by the Indenture Trustee of the Issuer’s notice of redemption in accordance with Section 10.1, such notice of redemption shall be posted to the Indenture Trustee’s website for distributing information to the Noteholders and given by the Indenture Trustee by first-class mail, overnight mail or postage prepaid not later than thirty (30) days prior to the applicable Redemption Date to each Noteholder affected thereby and each Hedge Counterparty, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Noteholder’s address appearing in the Note Register. The Indenture Trustee shall provide a copy of such notice to each Rating Agency.

All notices of redemption shall state:

(a)            the Redemption Date;

(b)            the Redemption Price or Change of Control Redemption Price, as applicable; and

(c)            the place where such Notes are to be surrendered for payment of the Redemption Price or Change of Control Redemption Price, as applicable (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.2).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any other Note.

Section 10.3      Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price or Change of Control Redemption Price, as applicable, and (unless the Issuer shall default in the payment of the Redemption Price or Change of Control Redemption Price, as applicable) no interest shall accrue on the Redemption Price or Change of Control Redemption Price, as applicable, for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price or Change of Control Redemption Price, as applicable. On or before such Redemption Date, Issuer shall cause the aggregate Redemption Price to be deposited to the Collection Account, and such amount shall be paid in accordance with Section 8.6(ii).

Article XI
SATISFACTION AND DISCHARGE

Section 11.1      Satisfaction and Discharge of Indenture With Respect to the Notes. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon plus all other amounts due under the Basic Documents, (iv) Sections 4.1, 4.2, 4.3, 4.4, 4.8, 4.11, 4.12, 4.14 and 4.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 11.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)            either:

(1)            all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.3) have been delivered to the Indenture Trustee for cancellation; or

(2)            all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(I)            have become due and payable, or

(II)            are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(B)            the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(C)            the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and, each meeting the applicable requirements of Section 12.1(a) and, subject to Section 12.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this Section 11. The Indenture shall not terminate and cease to be of further effect with respect to any of the Hedge Counterparties or any of the Hedge Agreements until and unless all of the Hedge Agreements have terminated and all payments thereunder, including the termination value, have been paid in full. At any time that the Notes are no longer outstanding, the Hedge Counterparties shall be entitled to exercise any rights and remedies set forth herein and in the Basic Documents otherwise afforded to the Noteholders or Majority Noteholders.

Section 11.2      Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 11.1 hereof shall be held on behalf of the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Noteholders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest plus all other amounts due under the Basic Documents and (ii) to the Hedge Counterparties, of all sums, if any, due or to become due to the applicable Hedge Counterparty under and in accordance with the Hedge Agreements; but such monies need not be segregated from other funds except to the extent required herein or in the Management Services Agreement or required by Law.

Section 11.3      Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Article XII
MISCELLANEOUS

Section 12.1      Compliance Certificates and Opinions, etc.

(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)             a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Section 12.2      Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(a)            Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Manager or the Issuer, stating that the information with respect to such factual matters is in the possession of the Manager or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(b)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(c)            Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.3      Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

(b)            The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholder of any Notes shall bind the Noteholder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.4      Notices, etc., to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or the Hedge Counterparties is to be made upon, given or furnished to or filed with:

(i)            the Indenture Trustee by any Noteholder, by the Issuer or by any Hedge Counterparty shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf or overnight delivery) to or with a Responsible Officer of the Indenture Trustee at its Corporate Trust Office, or

(ii)            the Issuer by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified ABS Phase VI LLC, at 1600 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Latham & Watkins LLP, Attention: David J. Miller, at 301 Congress Avenue, Suite 900, Austin, Texas 78703, email: david.miller@lw.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Manager. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iii)           the Manager by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified Production LLC, at 1600 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Latham & Watkins LLP, Attention: David J. Miller, at 301 Congress Avenue, Suite 900, Austin, Texas 78703, email: david.miller@lw.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Manager. The Manager shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(iv)           the Operator by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified Production LLC, at 1600 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Latham & Watkins LLP, Attention: David J. Miller, at 301 Congress Avenue, Suite 900, Austin, Texas 78703, email: david.miller@lw.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Operator. The Operator shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

(v)            OCM by the Issuer, by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to OCM addressed to: OCM Denali Holdings, LLC, c/o Oaktree Capital Management, Attention: Robert LaRoche; Ross Rosenfelt, at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, email: rlaroche@oaktreecapital.com and rrosenfelt@oaktreecapital.com, with copies (which shall not constitute notice) to Gibson, Dunn & Crutcher LLP, Attention: Michael De Voe Piazza, at 811 Main Street, Suite 3000, Houston, Texas 77002, email: mpiazza@gibsondunn.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by OCM.

The Issuer’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied if such demand, delivery, notice, communication or instruction is posted to the Indenture Trustee’s investor reporting website or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided, however, that any demand, delivery, notice, communication or instruction to the Indenture Trustee shall be provided at its Corporate Trust Office in accordance with Section 12.4(i) hereof.

The Indenture Trustee shall promptly transmit (which may be via electronic mail) any material notice received by it from the Noteholders to the Issuer, the Manager and the Hedge Counterparties.

Section 12.5      Notices to Noteholders and Hedge Counterparties; Waiver.

(a)            Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(b)            Where this Indenture provides for notice to Hedge Counterparties of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Hedge Counterparty affected by such event, at such Hedge Counterparty’s address as it appears on the Hedge Counterparty Rights Agreement to which such Hedge Counterparty is a party, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Hedge Counterparties is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Hedge Counterparty shall affect the sufficiency of such notice with respect to other Hedge Counterparties, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(c)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

(d)            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Section 12.6       Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.7      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.8       Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 12.9       Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.10      Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, each Hedge Counterparty and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Hedge Counterparty shall be a third-party beneficiary to this Indenture, but only to the extent this it has any rights expressly specified herein or in the other Basic Documents.

Section 12.11      Payment Date Not A Business Day. In any case where the date on which any payment is due (or, with respect to a Hedge Collateral Account, a transfer is to be made under the Hedge Agreement) shall not be a Business Day, then (i) notwithstanding any other provision of the Notes or this Indenture payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due and (ii) payments or transfers under the Hedge Agreement will be made in accordance with the provisions of such Hedge Agreement.

Section 12.12      GOVERNING LAW; CONSENT TO JURISDICTION. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY TO THIS INDENTURE SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 12.13      Counterparts. This Indenture may be executed in any number of counterparts (including electronic PDF), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties hereto agrees that the transactions consisting of this Indenture and the other Basic Documents (other than the Notes) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Indenture or any other Basic Document (other than the Notes) using an electronic signature, it is signing, adopting, and accepting this Indenture or such other Basic Document (other than the Notes) and that signing this Indenture or such other Basic Document (other than the Notes) using an electronic signature is the legal equivalent of having placed its handwritten signature on this Indenture or such other Basic Document (other than the Notes) on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Indenture and the other Basic Documents in a usable format.

Section 12.14      Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders, the Hedge Counterparties, or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 12.15      No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 12.16      Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by Law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 12.17      Waiver of Jury Trial. EACH OF THE ISSUER, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.18      Rating Agency Notice. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall, or shall cause the Manager to, upon written request, provide to each Rating Agency all information or reports delivered to the Indenture Trustee hereunder and such additional information as each Rating Agency may from time to time reasonably request. Any Act of the Noteholders or other documents provided or permitted by this Indenture, to be made upon, given or furnished to, or filed with each Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided if in writing to the applicable Rating Agency Contact).

Section 12.19      Rule 17g-5 Information.

(a)            The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), if any, by its or its agent’s posting on the website required to be maintained under Rule 17g-5 (the “17g-5 Website”), no later than the time such information is provided to a Rating Agency, all information that the Issuer or other parties on its behalf, including the Indenture Trustee and the Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided, that following the Closing Date, no party other than the Issuer, the Indenture Trustee or the Manager may provide information to a Rating Agency on the Issuer’s behalf without the prior written consent of the Issuer.

(b)            To the extent that the Issuer is required to comply with Rule 17g-5, if any of the Issuer, the Indenture Trustee or the Manager is required to provide any information to, or communicate with, a Rating Agency in writing in accordance with its obligations under this Indenture or any other Basic Document, the Issuer, or the Manager, as applicable (or their respective representatives or advisers), shall promptly post, or cause to be posted, such information or communication to the 17g-5 Website. The Indenture Trustee will provide any information given to the Rating Agency to the Issuer and the Manager simultaneously with giving such information to the Rating Agency.

(c)            To the extent that the Issuer is required to comply with Rule 17g-5 and to the extent any of the Issuer, the Indenture Trustee or the Manager are engaged in oral communications with the Rating Agency, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly posted to the 17g-5 Website or (y) summarized in writing and the summary to be promptly posted to the 17g-5 Website (or with respect to the Indenture Trustee, in the case of either (x) or (y), delivered to the Issuer and the Manager for posting on the 17g-5 Website).

(d)            To the extent that the Issuer is required to comply with Rule 17g-5, all information to be made available to a Rating Agency hereunder shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Indenture Trustee, the Manager or the Issuer shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to any NRSRO upon receipt by the Issuer of an NRSRO certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(e)            Notwithstanding the requirements herein, the Indenture Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with a Rating Agency or any of its respective officers, directors or employees.

(f)            The Indenture Trustee shall not be responsible for determining compliance with 17g-5, maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other Law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other Law or regulation.

(g)            The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, any NRSRO, any of their agents or any other party. The Indenture Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, any NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(h)            Notwithstanding anything herein to the contrary, the maintenance by a third-party service provider of the 17g-5 Website shall be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other Law or regulation related thereto.

Article XIII
GUARANTEES

Section 13.1      Guarantees.

(a)            Each Guarantor, hereby jointly and severally, unconditionally and irrevocably guarantees the Notes, Hedge Agreements and the Obligations hereunder and thereunder, and guarantees to each Noteholder of a Note authenticated and delivered by the Indenture Trustee, each Hedge Counterparty and to the Indenture Trustee on behalf of such Noteholder and such Hedge Counterparty, that:

(i)            the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at the Legal Final Maturity Date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Noteholders or the Indenture Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof;

(ii)            in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Legal Final Maturity Date, by acceleration or otherwise; and

(iii)            the full amount of all obligations of Issuer under the Hedge Agreements shall be paid in full when due, whether on a particular payment date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on each overdue amount as provided for under any Hedge Agreement, and all other obligations of the Issuer to the applicable Hedge Counterparty thereunder shall be paid in full or performed, all in accordance with the terms thereof.

The obligations of each Guarantor are direct, independent and primary obligations of each Guarantor and are irrevocable, absolute, unconditional, and continuing obligations and are not conditioned in any way upon the institution of suit or the taking of any other action, the pursuit of any remedies or any attempt to enforce performance of or compliance with the Obligations by the Issuer and each Guarantor, and their respective successors, transferees or assigns, and shall constitute a guaranty of payment and performance and not of collection, binding upon the Guarantors and its successors and assigns and irrevocable without regard to the validity, legality or enforceability of this Indenture or any other Basic Document, or the lack of power or authority of the Issuer or the Guarantors to enter into this Indenture or any other Basic Document, or any substitution, release or exchange of any other guaranty or any other security for any of the Obligations or any other circumstance whatsoever (other than payment) that might otherwise constitute a legal or equitable discharge of a surety or guarantor, and shall not be subject to any right of set off, recoupment or counterclaim and are in no way conditioned or contingent upon any attempt to collect from the Issuer, the Guarantors or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence, or circumstance whatsoever.

Without limiting the generality of the foregoing, the Guarantors shall not have any right to terminate this guaranty, or to be released, relieved or discharged from its obligations hereunder except as provided in Section 11.1 hereof, and such obligations shall not be affected, diminished, modified or impaired for any reason whatsoever, including, without limitation, (i) the change, modification or amendment of any obligation, duty, guarantee, warranty, responsibility, covenant or agreement set forth in this Indenture, the granting of any extension of time for payment to the Issuer or any other surety, or any extension or renewal of the Issuer’s obligations under this Indenture, (ii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of any of the Issuer’s or the Guarantors’ assets, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of or similar proceedings affecting the Issuer or the Guarantors or any of the assets of the Issuer or the Guarantors, (iii) any furnishing or acceptance of additional security or any exchange, surrender, substitution or release of any security, (iv) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Obligations or this Indenture, (v) any merger or consolidation of the Issuer or the Guarantors into or with any other person or entity, the Issuer’s loss of its separate corporate identity or its ceasing to be an Affiliate of the Guarantors, or (vi) the failure to give notice to the Guarantors of the occurrence of a default under the terms and provisions of this Indenture.

(b)            Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right it may have now, or in the future, under law or in equity, to: (i) the notice of any waiver or extension granted to the Issuer; (ii) all notices which may be required by applicable statute, rule of law or otherwise to preserve any of the rights of the Noteholders or the Hedge Counterparties against the Issuer, each Guarantor or any other person; (iii) require either that an action be brought against the Issuer or any other person or entity as a condition to proceeding against the Guarantors, or to require that action be first taken against any security given by the Issuer or the Guarantors; (iv) notice of (a) any Noteholder’s or Hedge Counterparty’s acceptance and reliance on this guaranty, (b) default or demand in the case of default, provided such notice or demand has been given to or made upon the Issuer or the Guarantors, and (c) any extensions or consents granted to the Issuer, the Guarantors or any other surety; (v) promptness, diligence, presentment, demand of payment or enforcement and any other notice with respect to any of the Obligations and this guaranty; (vi) require any election of remedies; (vii) require the marshalling of assets or the resort to any other security; (viii) except as otherwise expressly provided herein, claim any other defense, contingency, circumstance or matter which might constitute a legal or equitable discharge of a surety or Guarantors; (ix) any defense based on or arising out of the voluntary or involuntary bankruptcy, insolvency, liquidation, dissolution, receivership, or other similar proceeding affecting the Issuer; or (x) any defense related to the addition, substitution or partial or entire release of any guarantor, maker or other party (including the Issuer and each Guarantor) primarily or secondarily liable or responsible for the performance and observance of any of the terms set forth in this Indenture and the other Basic Documents or by any extension, waiver, amendment or action whatsoever which may release a guarantor (other than performance).

(c)            If any Noteholder, Hedge Counterparty or the Indenture Trustee is required by any court or otherwise to return to the Issuer or the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid by any of them to the Indenture Trustee or such Noteholder or Hedge Counterparty, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (c) shall remain effective notwithstanding any contrary action which may be taken by the Indenture Trustee or any Noteholder or any Hedge Counterparty in reliance upon such amount required to be returned. This paragraph (c) shall survive the termination of this Indenture.

(d)            Each Guarantor further agrees that, as between each Guarantor, as applicable, on the one hand, and the Noteholders, Hedge Counterparties and the Indenture Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article V hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Section 13.2      Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.3      Limitation of Liability.

(a)            No Fraudulent Conveyance. Each Guarantor, and, by its acceptance hereof, each Noteholders confirms that it is the intention of all such parties that the Guarantee of such Guarantor shall not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Indenture Trustee, the Noteholders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

(b)            No Personal Liability. No member, manager, employee, officer, or organizer, as such, past, present or future of each Guarantor shall have any liability under this Guarantee by reason of his/her or its status as such member, manager, employee, officer, or organizer.

Section 13.4      Release of Guarantee. A Guarantee by each Guarantor will be automatically and unconditionally released upon the discharge of this Indenture in accordance with Section 11.1 and satisfaction in full of the Obligations of the Issuer hereunder.

Section 13.5      Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the transactions contemplated by the Indenture and other Basic Documents and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

[Remainder page intentionally left blank]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

DIVERSIFIED ABS PHASE VI LLC

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President and Chief Financial Officer

DIVERSIFIED ABS VI UPSTREAM LLC

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

OAKTREE ABS VI UPSTREAM LLC

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/Michele Voon
Name: Michele Voon
Title: Vice President

UMB BANK, N.A., as Securities Intermediary

By:	/s/ Michele Voon
Name: Michele Voon
Title: Vice President

[Signature Page to Indenture]

Schedule A

Schedule of Assets

[**Omitted**]

Sch. A

Schedule B

Scheduled Principal Distribution Amounts

[**Omitted**]

Sch. B

SCHEDULE 3.3

Schedule of Legal Proceedings and Orders

[**Omitted**]

Sch. 3.3

SCHEDULE 3.4(b)

Schedule of Compliance with Laws and Governmental Authorizations

[**Omitted**]

Sch. 3.4(b)

SCHEDULE 3.9

Schedule of Employee Benefit Plans

[**Omitted**]

Sch. 3.9

EXHIBIT A

FORM OF NOTE

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS NOTE, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER BY CALLING +1 (205) 408-0909.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND WILL NOT BE LISTED ON ANY EXCHANGE. THIS NOTE SHALL NOT BE TRANSFERRED OR ASSIGNED, AND NO INTEREST IN THIS NOTE SHALL BE TRANSFERRED OR ASSIGNED, UNLESS THE NOTEHOLDER AND THE TRANSFEREE OR ASSIGNEE, AS APPLICABLE, COMPLY WITH THE TERMS AND CONDITIONS OF SECTION 2.4 OF THE INDENTURE. NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. EXCEPT IN A TRANSFER TO DIVERSIFIED PRODUCTION LLC (“DIVERSIFIED”) OR OCM DENALI HOLDINGS LLC (“OCM”) OR BY DIVERSIFIED OR OCM TO AN AFFILIATE THEREOF, IN THE EVENT THAT A TRANSFER IS TO BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT AND STATE SECURITIES LAWS, IN ORDER TO ASSURE COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS, THE NOTEHOLDER DESIRING TO EFFECT SUCH TRANSFER AND SUCH NOTEHOLDER’S PROSPECTIVE TRANSFEREE SHALL EACH CERTIFY TO THE ISSUER, THE INDENTURE TRUSTEE AND DIVERSIFIED IN WRITING THE FACTS SURROUNDING THE TRANSFER IN SUBSTANTIALLY THE FORMS SET FORTH IN EXHIBIT B TO THE INDENTURE (THE “TRANSFEROR CERTIFICATE”) AND EXHIBIT C TO THE INDENTURE (THE “INVESTMENT LETTER”). EACH NOTEHOLDER DESIRING TO EFFECT SUCH A TRANSFER SHALL, BY ITS ACCEPTANCE OF SUCH NOTE, HAVE AGREED TO INDEMNIFY THE ISSUER, THE INDENTURE TRUSTEE AND DIVERSIFIED (IN ANY CAPACITY) AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Ex. A-1

REGISTERED	$____________

No.: ___	PPN: [ • ]

Class: [ • ]

DIVERSIFIED ABS PHASE VI LLC

7.50% NOTES

Diversified ABS Phase VI LLC, a Delaware limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to [PURCHASER], or its registered assigns, the principal sum of $________ payable on each Payment Date from the Available Funds on deposit in the Collection Account pursuant to Section 8.6 of the Indenture, dated as of October [27], 2022 (the “Indenture”), among the Issuer, Diversified ABS VI Upstream LLC, a Pennsylvania limited liability company (“Diversified Upstream”), Oaktree ABS VI Upstream LLC, a Delaware limited liability company (“Oaktree Upstream” and, together with Diversified Upstream, the “Guarantors”) and UMB Bank, N.A., as Indenture Trustee (the “Indenture Trustee”) and as securities intermediary; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of November 28, 2039 (the “Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid (in the case of the initial Payment Date, from the Escrow Funding Date) to but excluding such current Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate, plus an additional rate of 2.00% per annum default rate to the Interest Rate, in any lawful manner. Such default interest will be due and payable on the immediately succeeding Payment Date.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Ex. A-2

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer, as of the date set forth below.

Date: _________________	DIVERSIFIED ABS PHASE VI LLC

By:

Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: _________________	UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-4

[REVERSE OF NOTE]

This Note is the duly authorized issue of Notes of the Issuer, designated as its 7.50% Notes (herein called the “Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Guarantors, the Indenture Trustee and the Noteholders.

The Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions set forth therein.

Principal of the Notes will be payable on each Payment Date and, if the Notes have not been paid in full prior to the Final Scheduled Payment Date, on the Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the 28th day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be November 28, 2022.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and either (i) the Indenture Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture or (ii) such Event of Default arises as a result of an event set forth in Section 5.1(a)(iv) or v of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer in immediately available funds to the account designated by the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person in whose name this Note is registered as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office.

The Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

Ex. A-5

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder hereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against Diversified or the Issuer, or join in any institution against Diversified or the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Noteholder, by acceptance of a Note, represents and agrees that if it is acquiring such Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

Each Noteholder, by acceptance of a Note, represents and agrees that it is purchasing such Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein pursuant to the provisions of this Note or the Indenture.

Ex. A-6

Each Noteholder, by acceptance of a Note, acknowledges that transfers of such Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Note and the Indenture.

Each Noteholder, by acceptance of a Note or a beneficial interest therein, acknowledges that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. If such withholding tax does apply, the Indenture Trustee or Paying Agent may withhold such payments in accordance with applicable law. Each such Noteholder that claims exemption from, or eligibility for a reduced rate of, withholding tax further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if any payment made under this Note or the Indenture would be subject to United States federal withholding tax, including any withholding tax imposed by FATCA, if the recipient of such payment were to fail to comply with applicable law (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee (or if the recipient fails to so deliver, the Issuer shall deliver to the Indenture Trustee any such withholding information, to the extent the Issuer shall have previously received such information), at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations, including under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or generally accepted practices adopted pursuant to any such intergovernmental agreements, and any amendments made to any of the foregoing after the date of this Indenture.

Each Noteholder, by acceptance of a Note covenants and agrees that any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Note and the Indenture will be deemed void ab initio by the Issuer and Indenture Trustee.

Each Noteholder, by acceptance of a Note, acknowledges that the Indenture Trustee, the Note Registrar, the Issuer and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and covenants and agrees that if any of the foregoing are no longer accurate, it shall promptly notify the Issuer.

Ex. A-7

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by its acceptance of a Note, agrees to treat Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for federal income tax purposes), any other persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by law) for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Each Noteholder, by acceptance of a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder shall timely furnish the Indenture Trustee on behalf of the Issuer, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under FATCA to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuer or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice or knowledge to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of the Majority Noteholders. The Indenture also contains provisions permitting the Majority Noteholders, on behalf of the Noteholders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Noteholders of the Notes issued thereunder.

Ex. A-8

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of the Indenture Trustee, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Noteholder by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Noteholder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer or any of its Subsidiaries for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-9

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                               , attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

Ex. A-10

Exhibit B

FORM OF TRANSFEROR CERTIFICATE

[**Omitted**]

Ex. B-1

Exhibit C

FORM OF INVESTMENT LETTER

[**Omitted**]

Ex. C-1

Exhibit D

FORM OF STATEMENT TO NOTEHOLDERS

[**Omitted**]

Ex. D-1

APPENDIX A

PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

“17g-5 Information” has the meaning specified in Section 12.19(a) of the Indenture.

“17g-5 Website” has the meaning specified in Section 12.19(a) of the Indenture.

“ABS I Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of November 13, 2019 between Diversified ABS LLC and UMB Bank, N.A.

“ABS II Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of April 9, 2020 between Diversified ABS Phase II LLC and UMB Bank, N.A.

“ABS III Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of February 4, 2022 between Diversified ABS Phase III LLC, Diversified ABS Phase III Midstream LLC, Diversified ABS III Upstream LLC and UMB Bank, N.A.

“ABS IV Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of February 23, 2022, between Diversified ABS Phase IV LLC and UMB Bank, N.A.

“ABS V Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of May 27, 2022, between Diversified ABS Phase V LLC, Diversified ABS V Upstream LLC and UMB Bank, N.A.

“ABS Operating Agreement” means the Operating Agreement of the Issuer, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

“Act of the Noteholders” has the meaning specified in Section 12.3(a) of the Indenture.

“Additional Assets” means additional assets (that are upstream assets similar to the Wellbore Interests) purchased and acquired by the Issuer (or any Subsidiary thereof) from any Person (including, for the avoidance of doubt, Diversified, OCM or any Affiliate thereof) for a mutually-agreeable purchase price substantially equivalent to the fair market value of such assets pursuant to an executed asset purchase agreement with representations, warranties and indemnification obligations of Diversified or OCM substantially the same as those in each of the Separation Agreements; provided that the terms of such asset purchase agreement are on the whole not materially less favorable than those that would be reasonably expected to be available from third parties on an arm’s-length basis, as determined in good faith by the Issuer.

“Administration Fees” has the meaning specified in the Management Services Agreement as of the Closing Date.

App. A-1

“Administrative Expenses” means, for any Payment Date, the expenses of the Issuer consisting of out-of-pocket expenses and indemnification amounts payable or reimbursable to the Indenture Trustee, the Manager, the Back-up Manager, any Rating Agency, and any third-party service provider hired by or on behalf of the Issuer (including, without limitation, amounts payable to any Back-up Manager and insurance premiums related to the Collateral), but not including any fees payable or expenses reimbursable to any third party in relation to the operation of the Oil and Gas Portfolio.

“AFE Cover Amounts” has the meaning specified in the Management Services Agreement.

“AFE Operations” has the meaning specified in the Management Services Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; provided that for the purposes of the foregoing, only OCM and Persons that are directly or indirectly controlled by OCM shall be considered Affiliates of the Issuer Parties, and not any of OCM’s direct or indirect owners, parent funds, parallel investment vehicles or entities under common control therewith. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Determination Date” means the Payment Determination Date in the month of October.

“Anti-Corruption Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Premium” means with respect to a Note at any time, as determined by the Issuer, the excess of:

(a)            the present value at such time of (i) 100% of the principal amount of the Note, plus

(b)            all required interest payments due on the Note through the Payment Date occurring in October, 2026 (excluding accrued but unpaid interest to the Redemption Date), whether at the Interest Rate or at the Subsequent Rate of Interest (if applicable) pursuant to Section 2.8(f) of the Indenture, computed using a discount rate equal to the Treasury Rate as of such time, plus (iii) 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(c)            the then Outstanding Principal Balance of such Note.

App. A-2

“Asset Disposition Proceeds” has the meaning specified in Section 8.4(a) of the Indenture.

“Asset Disposition Proceeds Account” means the account designated as such, established and maintained pursuant to Section 8.2(b) of the Indenture.

“Asset Purchase Period” has the meaning specified in Section 8.4(c) of the Indenture.

“Asset Vesting Documents” means, in respect of the Wellbore Interests and related Additional Assets, each of the Separation Agreements, the Plans of Division, and the Statements of Division.

“Assets” means the Wellbore Interests and any Additional Assets, collectively.

“Available Funds” means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Assets in respect of the Collection Period preceding such Payment Date: (a) all Collections received and deposited into and available for withdrawal from the Collection Account prior to the applicable Payment Determination Date relating to production in the calendar month that is two months or more prior to the Collection Period and adjustments relating to prior Collection Periods, (b) amounts on deposit in the Liquidity Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the Liquidity Reserve Account Target Amount, (c) amounts transferred from the P&A Reserve Account to the Collection Account on such Payment Date pursuant to Section 8.2(e) of the Indenture, (d) Investment Earnings for the related Payment Date, (e) all amounts received by the Indenture Trustee pursuant to Article V of the Indenture, (f) the net amount, if any, paid to the Issuer under the Hedge Agreements, and (g) the amount of any Equity Contribution Cure; provided, however, for the avoidance of doubt, any Posted Collateral in any Hedge Collateral Account shall not be a part of and is expressly excluded from being a part of Available Funds.

“Back-up Management Agreement” means the Back-up Management Agreement, dated as of the Closing Date, among the Issuer, the Manager, the Indenture Trustee and the Back-up Manager.

“Back-up Management Fee” means the fee payable to the Back-up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-up Management Agreement.

“Back-up Manager” means AlixPartners, LLP, in its capacity as back-up manager under the Back-up Management Agreement, and any successor thereunder.

“Basic Documents” means the Indenture, each Joint Operating Agreement, each Separation Agreement, the DABS VI Upstream Operating Agreement, the Notes, the Management Services Agreement, the Back-up Management Agreement, the Note Purchase Agreement, the Pledge Agreement, each Plan of Division, each Statement of Division, the Distribution and Contribution Agreement, the Hedge Agreements, the ABS Operating Agreement, the Holdings Operating Agreement, the Novation Agreements, the Settlement Agreement, each Mortgage, each Escrow Agreement and other documents and certificates delivered in connection with any of the foregoing.

App. A-3

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Book-Entry Notes” means a note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository); provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Noteholders, such Book-Entry Notes shall no longer be “Book-Entry Notes”.

“Burden” shall mean any and all royalties (including lessors’ royalties and non-participating royalties), overriding royalties, reversionary interests, net profits interests, production payments and other burdens upon, measured by or payable out of production.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of New York or the state in which the Corporate Trust Office of the Indenture Trustee is located and are required or authorized by Law, regulation or executive order to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(a)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Diversified Energy Company Plc and its direct and indirect subsidiaries taken as a whole to any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) other than a Qualifying Owner;

(b)            the adoption of a plan relating to the liquidation or dissolution of Diversified Energy Company Plc, the Operator or the Manager;

App. A-4

(c)            the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that (A) any Person (including any “person” (as defined above)), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Diversified Energy Company Plc, measured by voting power rather than number of shares, units or the like and (B) two (2) or more of the members of the Management Team as of immediately prior to the consummation of such transaction resign or are removed from their respective position; or

(d)            the occurrence of any event or series of events that results in Manager or Operator ceasing to be Controlled by Diversified Energy Company Plc.

Notwithstanding the preceding, a conversion of Diversified Energy Company Plc, the Operator or the Manager, or any of their direct or indirect wholly-owned subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity (including by way of merger, consolidation, amalgamation or liquidation) or an exchange of all of the outstanding capital stock in one form of entity for capital stock in another form of entity or the transfer or redomestication of Diversified Energy Company Plc, the Operator or the Manager, to or in another jurisdiction shall not constitute a Change of Control, so long as following such conversion, exchange, transfer or redomestication the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who beneficially owned the capital stock of Diversified Energy Company Plc, the Operator or the Manager, immediately prior to such transactions, together with Qualifying Owners, beneficially own in the aggregate more than 50% of the Voting Stock of such entity, or beneficially own sufficient capital stock in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” (other than a Qualifying Owner) beneficially owns more than 50% of the Voting Stock of such entity or its general partner, as applicable. References to Diversified Energy Company Plc, the Operator or the Manager, in the foregoing clauses (a) - (d) shall also refer to the surviving entity after giving effect to such conversion, exchange, transfer or redomestication.

“Change of Control Applicable Premium” means with respect to a Note at any time, as determined by the Issuer, the excess of:

(a)            the present value at such time of (i) 100% of the principal amount of the Note, plus (ii) all required interest payments due on the Note through the Payment Date occurring in October, 2026 (excluding accrued but unpaid interest to the Redemption Date), whether at the Interest Rate or at the Subsequent Rate of Interest (if applicable) pursuant to Section 2.8(f) of the Indenture, computed using a discount rate equal to the Treasury Rate as of such time, plus (iii) 100 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(b)            the then Outstanding Principal Balance of such Note.

“Change of Control Redemption Price” means, with respect to any redemption of Notes pursuant to Section 10.1(b) of the Indenture, (i) prior to the Payment Date occurring on October, 2026, an amount equal to 100% of the principal amount thereof, plus the Change of Control Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Change of Control Redemption Date, and (ii) on or after the Payment Date occurring in October, 2026, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

App. A-5

“Class A-1 Notes” or “Definitive Notes” means definitive, fully registered 7.50% Class A-1 Notes, substantially in the form of Exhibit A to the Indenture.

“Class A-2 Notes” or “Global Notes” means, individually and collective, each of the 7.50% Class A-2 Notes, deposited with or on behalf of and registered in the name of the Depository or its nominee substantially in the form of Exhibit A to the Indenture.

“Closing Date” or “Closing” shall mean October 27, 2022.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of the Indenture.

“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

“Collection Period” means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the Initial Payment Date, from but excluding the Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of Collections and (2) all distributions to be made on the related Payment Date.

“Collections” shall mean all amounts paid to the Issuer, the Guarantors, the Manager (solely in its capacity as such) or the Back-up Manager from whatever source on or with respect to the Assets and all amounts paid to Operator from whatever source with respect to the Assets (subject in all respects to the expense and reimbursement provisions of the Joint Operating Agreement); provided, that, commencing with the first Payment Date following the six month anniversary of the Closing Date, during any Collection Period after which an Operating Expense Suspension Event has occurred, other than any royalties, taxes, and Third Party Post-Production Expenses, Operator shall only be permitted to net Operating Expenses pursuant to the Joint Operating Agreement up to the Operating Expense Limit. Operating Expenses (other than royalties, taxes, and Third Party Post-Production Expenses) chargeable to the Issuer’s account in excess of the Operating Expense Limit shall be owed to the Operator and shall be payable in accordance with Section 8.6(i)(L) or Section 8.6(ii)(E), as applicable. Any rights of Operator as against the Issuer, as non-operators, under the Joint Operating Agreement with respect to any non- payment of Operating Expenses (other than royalties, taxes, and Third Party Post-Production Expenses) in excess the Operating Expense Limit will be waived, other than pursuant to payments of such amounts made in accordance with Section 8.6(i)(L) or Section 8.6(ii)(E), as applicable. For clarity, in no event shall third party working interest owner revenues or monies be withheld, not paid to the third parties, or otherwise be subject to the Operating Expense Limit.

App. A-6

“Commission” means the U.S. Securities and Exchange Commission.

“Consents” means any approval, consent, ratification, waiver or other authorization from any Person that is required to be obtained in connection with the Contemplated Transaction or the execution or delivery of the Basic Documents.

“Contemplated Transactions” means (i) all of the transactions contemplated by the Basic Documents, including: (a) (x) the formation of Diversified Upstream pursuant to the Diversified Separation Agreement and the vesting of the Wellbore Interests in Diversified Upstream by operation of law and (y) the formation of Oaktree Upstream pursuant to the Oaktree Separation Agreement and the vesting of the Wellbore Interests in Oaktree Upstream by operation of law; (b) the formation of each Guarantor pursuant to the Diversified Upstream Operating Agreement and Oaktree Upstream Operating Agreement, respectively; (c) the execution, delivery, and performance of all instruments and documents required under the Asset Vesting Documents; (d) the entering into the Basic Documents by the Diversified Parties and the Oaktree Entities and the performance by the Diversified Parties and the Oaktree Entities of their respective covenants and obligations under the Basic Documents; and (e) the Issuer’s and each Guarantor’s acquisition, ownership, and exercise of control over the Assets from and after Closing; and (ii) the Manager’s management of the Issuer and each Guarantor contemplated by the Management Services Agreement.

“Contract” means any agreements and contracts (including joint operating agreements) to which the Issuer or any Guarantor is a party.

“Control” and its derivatives shall mean, with respect to any Person, the possession, directly or indirectly, of the power to exercise or determine the voting of more than 50% of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than 50% of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the avoidance of doubt, if a Person does not directly or indirectly direct or cause the direction of the investment decisions of another Person, then such Person shall not be deemed to “Control” such other Person for purposes hereof (e.g., the ownership by such Person of equity interests in a portfolio company with respect to which such Person (a) does not direct or cause the direction of the board of directors or other managing body of such portfolio company, if applicable, (b) is part of a consortium or other group of owners that collectively direct or cause the direction of the management and policies of such portfolio company but such Person does not individually direct or cause the direction of the management and policies of such portfolio company, or (c) has only negative consent rights or similar negative control rights and/or only limited affirmative rights without the ability to direct or cause the direction of the management and policies of such portfolio company generally).

“Controlled Entity” means (a) any of the Issuer’s, Diversified Holdings’ and each Guarantor’s respective Controlled Affiliates and (b) Diversified and its Controlled Affiliates.

App. A-7

“Corporate Trust Office” means the principal office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 100 William Street, Suite 1850, New York, New York 10038, Attn: ABS Structured Finance, e-mail: michele.voon@umb.com, or at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by written notice to the Noteholders and the Issuer.

“Credit Risk Retention Rules” means risk retention regulations in 17 C.F.R. Part 246 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in an adopting release or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Cutoff Date” means the close of business on October 27, 2022.

“DABS” means Diversified ABS LLC, a Pennsylvania limited liability company.

“DABS II” means Diversified ABS Phase II LLC, a Pennsylvania limited liability company.

“DABS III” means Diversified ABS Phase III LLC, a Delaware limited liability company.

“DABS IV” means Diversified ABS Phase IV LLC, a Delaware limited liability company.

“DABS V” means Diversified ABS Phase V LLC, a Delaware limited liability company.

“DABS Upstream VI Operating Agreement” means the Operating Agreement of Diversified Upstream, dated as of October 19, as the same may be amended and supplemented from time to time.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default in Other Agreements” means any Diversified Party or any Affiliate of a Diversified Party shall fail to pay when due any principal or interest on any Indebtedness (other than the Indebtedness under the Basic Documents); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $5,000,000 or having an aggregate principal amount in excess of $10,000,000 to become or be declared due prior to its stated maturity.

“Depository” means initially, the Depository Trust Company, the nominee of which is Cede & Co., and any permitted successor depository.

“Depository Agreement” means, to the extent in existence, any agreement as between the Issuer and the Depository, governing the rights and responsibilities of each party.

“Depository Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

App. A-8

“Direct Expenses” has the meaning specified in the Management Services Agreement.

“Distribution and Contribution Agreement” means that certain Distribution and Contribution Agreement, dated as of October 27, 2022, by and among Diversified, DP Tapstone Energy Holdings, LLC, OCM, Sooner State Joint ABS Holdings LLC, Diversified Holdings and the Issuer.

“Diversified” shall mean Diversified Production LLC, a Pennsylvania limited liability company.

“Diversified Companies” shall mean each of Diversified Energy Company Plc and the Diversified Parties.

“Diversified Corp” shall mean Diversified Gas & Oil Corporation, a Delaware corporation.

“Diversified Holdings” shall mean Diversified ABS Phase VI Holdings LLC, a Delaware limited liability company.

“Diversified Marketing” shall mean Diversified Energy Marketing LLC, an Alabama limited liability company.

“Diversified Parties” shall mean each of Diversified, Diversified Corp, Diversified Holdings, Diversified Upstream and the Issuer.

“Diversified Separation” shall have the meaning assigned to such term in the Diversified Separation Agreement.

“Diversified Separation Agreement” means the Separation Agreement, dated October 19, 2022, by and among DP Tapstone, Diversified Corp, the Issuer and Diversified Upstream.

“Diversified Statement of Division” shall have the meaning assigned to the term “Statement of Division” in the Diversified Separation Agreement.

“Diversified Upstream” shall mean Diversified ABS VI Upstream LLC, a Pennsylvania limited liability company.

“Diversified Upstream Operating Agreement” means the Operating Agreement of Diversified Upstream, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

“Divestiture Date” shall have the meaning assigned to the term “Effective Time” in each of the Separation Agreements.

“DP Tapstone” means DP Legacy Tapstone LLC, a Pennsylvania limited liability company.

App. A-9

“DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2023, an amount equal to (a) the Securitized Net Cash Flow for each of the three (3) immediately preceding Collection Periods, divided by (b) the sum of (i) the aggregate interest accrued on the Notes for each of such three (3) immediately preceding Payment Dates and any unpaid Note Interest on the Payment Date three (3) months prior to the Quarterly Determination Date, (ii) the aggregate Scheduled Principal Distribution Amount for each of such three (3) immediately preceding Payment Dates, and (iii) any unpaid Scheduled Principal Distribution Amounts on the Payment Date three (3) months prior to the Quarterly Determination Date.

“Eligible Account” means a segregated account with an Eligible Institution.

“Eligible Collateral” means, for any Hedge Agreement entered into between Issuer and a Hedge Counterparty, cash and no other forms of collateral.

“Eligible Institution” means:

(a)            the corporate trust department of the Indenture Trustee; or

(b)            a depository institution or trust company organized under the Laws of the United States of America or any one of the States thereof (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of at least AA- or better by Fitch or, to the extent that Fitch does not rate the Notes, the equivalent or better by an NRSRO, or such other rating that is acceptable to the Majority Noteholders or, as applicable to any Hedge Collateral Account, the Hedge Counterparties, or (B) a certificate of deposit rating of at least F-1+ or better by Fitch or, to the extent that Fitch does not rate the Notes, the equivalent or better by an NRSRO, or such other rating that is acceptable to the Majority Noteholders or, as applicable to any Hedge Collateral Account, the Hedge Counterparties, and (ii) whose deposits are insured by the FDIC.

“Encumbrance” means any charge, equitable interest, privilege, Lien, mortgage, deed of trust, production payment, collateral assignment, security interest, or other arrangement substantially equivalent to any of the foregoing.

“Environmental Law” means any Law, ordinance, rule or regulation of any Governmental Body relating to pollution or the protection of the environment, natural resources, or human health and safety (as it relates to exposure to Hazardous Materials).

“Environmental Liabilities” means any cost, damage, expense, liability, obligation, or other responsibility arising from or under either an Environmental Law or third party claims relating to the environment, and which relates to the ownership or operation of the Assets.

“Equity Contribution Cure” means on any date prior to the Final Scheduled Payment Date, Diversified Holdings’ contribution of equity to the Issuer made by depositing cash into the Collection Account, but not more than ten percent (10%) of the initial principal amount of the Notes as of the Closing Date in aggregate and no more frequently than (i) twice (in aggregate) per calendar year and (ii) six (in total) until the earlier of maturity or Redemption of Notes; provided that such contribution of equity shall not be made for any consecutive Payment Dates or Collection Periods.

App. A-10

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer for purposes of Section 412 of the Code or Title IV of ERISA.

“ERISA Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Escrow Agent” means UMB Bank, N.A., not in its individual capacity but solely as escrow agent under the Escrow Agreement.

“Escrow Agreement” means each escrow agreement, dated as of October 26, 2022 by and among the Issuer, Diversified Corp, the Escrow Agent and certain Noteholders referenced therein.

“Escrow Funding Date” shall mean October 26, 2022.

“Event of Default” has the meaning specified in Section 5.1(a) of the Indenture.

“Excess Allocation Percentage” means the greatest of the following percentages, as applicable:

(a)            (i) If the DSCR as of the applicable Payment Date is less than 1.15 to 1.00, then 100%, (ii) if the DSCR as of such Payment Date is greater than or equal to 1.15 to 1.00 and less than 1.25 to 1.00, then 50%, or (iii) if the DSCR as of such Payment Date is greater than or equal to 1.25 to 1.00, then 0%; or

(b)            If the Production Tracking Rate is less than 80.0%, then 100%, otherwise 0%; or

(c)            If the LTV is greater than 75.0%, then 100%, otherwise 0%.

“Excess Amortization Amount” means, with respect to any Payment Date, the Excess Allocation Percentage of the Available Funds for such Payment Date remaining after giving effect to the distributions in clauses (A) through (F) of Section 8.6(i) of the Indenture on such Payment Date; provided, that the Excess Amortization Amount as of any Payment Date shall not exceed the Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments on such Payment Date contemplated by clauses (A) through (F) of Section 8.6(i) of the Indenture).

“Excess Funds” means, with respect to any Collection Period and the related Payment Date, the amounts, if any, available for distribution pursuant to Section 8.6(i) of the Indenture after the distributions pursuant to clauses (A) through (M) thereof.

App. A-11

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such corporation; with respect to any limited liability company, any of the officers listed previously with respect to a corporation or any managing member or sole member of the limited liability company; with respect to any partnership, any general partner thereof; and with respect to any other entity, a similar situated Person.

“External Verifier” means an Independent Person engaged by Diversified Corp or any of its Affiliates who in the ordinary course of business evaluates metrics such as the Sustainability Linked Performance Targets and provides limited assurances with respect thereto.

“FATCA” means Sections 1471 through 1474 of the Code.

“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements (including any intergovernmental agreements) thereunder or official interpretations thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Payment Date” means the Payment Date occurring in the month of October 2039.

“Financial Asset” has the meaning given such term in Article 8 of the UCC. As used herein, the Financial Asset “related to” a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.

“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.

“GAAP” means Generally Accepted Accounting Principles.

“Gas Basis Hedge Period” has the meaning specified in Section 4.28(b) of the Indenture.

“Gas Basis Hedge Percentage” has the meaning specified in Section 4.28(b) of the Indenture.

“GHG Emissions Performance Target” means attaining Diversified Energy Company Plc’s target set forth in the Sustainability Framework to achieve a reduction in Diversified Energy Company Plc’s Scope 1 and Scope 2 GHG emissions intensity to 2.85 MT CO2e/MMcfe for the Observation Period as certified by the External Verifier.

“Governmental Authorization” means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

App. A-12

“Governmental Body” means any (a) nation, State, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, State, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a Lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantee” means any guarantee of the Notes, Hedge Agreements and the Obligations by each Guarantor pursuant to Article XIII of the Indenture.

“Guarantors” shall mean each of Diversified Upstream and Oaktree Upstream.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)            to purchase such indebtedness or obligation or any property constituting security therefor;

(b)            to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)            to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)            otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

App. A-13

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable Law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Agreement” means any master agreement and related schedules, annexes and confirmations entered into between the Issuer and a Hedge Counterparty with respect to any swap, forward, option, swaption, cap, future or derivative transaction or similar agreement (whether entered into as a new transaction or by novation of a transaction or agreement existing as of the Closing Date or thereafter), in each case whether cash or physical settlement, that is reasonably expected to hedge or mitigate the existing or anticipated commercial risk of the Issuer to one or more commodities including, without limitation, those transactions between the Issuer and each Hedge Counterparty.

“Hedge Agreement Interest Rate” means the Federal Funds (Effective) rate published in N.Y. Federal Reserve Statistical Release H.15(519) for that day, or such other recognized source used for the purpose of displaying such rate which shall be applied by the Indenture Trustee (or, if applicable, an Eligible Institution) to all deposits in any one or more Hedge Collateral Accounts.

“Hedge Collateral Accounts” has the meaning specified in Section 8.2(d) of the Indenture.

“Hedge Counterparty” [***].

“Hedge Counterparty Rating Requirements” means, at any time, for any entity who is a party to a Hedge Agreement, such entity either (A) maintains (i) a long-term debt rating of at least BBB- by Fitch or (ii) a short-term debt rating of at least F3 by Fitch, or (B) if applicable, is subject to and in compliance with such other rating and collateral posting requirements as required by Fitch for purposes of maintaining a rating of at least BBB by Fitch.

“Hedge Counterparty Rights Agreement” means any Hedge Counterparty Rights Letter Agreement, dated as of the Closing Date, among the Issuer, the Indenture Trustee and any of the Hedge Counterparties.

“Holdings Operating Agreement” means the Operating Agreement of Diversified Holdings, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

App. A-14

“Hot Back-up Management Duties” shall have the meaning set forth in the Back-up Management Agreement.

“Hydrocarbons” means oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination of the foregoing.

“IFRS” means International Financial Reporting Standards.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(a)            its liabilities for borrowed money;

(b)            its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)            (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)            all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)            all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)             all its liabilities (including delivery, payment and credit support obligations) under any Hedge Agreement of such Person; and

(g)            any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indenture” shall mean the Indenture, dated as of the Closing Date, among the Issuer, the Guarantors and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” means UMB Bank, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

App. A-15

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, Manager, any other obligor on the Notes, Diversified, OCM, the Indenture Trustee and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any Material indirect financial interest in the Issuer, any such other obligor, Diversified, OCM, the Indenture Trustee or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Diversified, OCM, the Indenture Trustee or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or other Person performing similar functions.

“Independent Petroleum Engineer” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Petroleum Consultants, L.P., (c) DeGolyer and MacNaughton, (d) Cawley, Gillespie & Associates, Inc., (e) Wright & Company, (f) W.D. Von Gonten & Co., and (e) any other independent petroleum engineer reasonably acceptable to the Majority Noteholders and each Hedge Counterparty.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any Noteholder holding (together with one or more of its Affiliates) more than five percent (5%) of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Noteholder.

“Interest Accrual Period” means, with respect to any Payment Date for the Notes, the period from and including the immediately preceding Payment Date (or, in the case of the Initial Payment Date, from and including the Escrow Funding Date) up to, but excluding, the current Payment Date.

“Interest Rate” means 7.50% plus any increase to such rate pursuant to Section 2.8(f) of the Indenture.

“Interest Rate Step Up Trigger Date” means the Payment Date on May 28, 2027.

“Initial Payment Date” has the meaning specified in the definition of Payment Date in this Appendix A Part I of this Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.2(f) of the Indenture.

“Investment Letter” has the meaning specified in Section 2.4(c) of the Indenture.

“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

App. A-16

“IO DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2023, an amount equal to (a) the Securitized Net Cash Flow for each of the three (3) immediately preceding Collection Periods, divided by (b) the aggregate Note Interest with respect to the Notes over such three (3) immediately preceding Payment Dates.

“Issuer” means Diversified ABS Phase VI LLC, a Delaware limited liability company.

“Issuer Parties” means the Issuer and the Guarantors.

“Issuer Account Property” means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Issuer Accounts” shall have the meaning specified in Section 8.2(f) of the Indenture.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its authorized officers and delivered to the Indenture Trustee.

“Joint Operating Agreement” means that certain Joint Operating Agreement, dated as of the Closing Date, 2022, among Diversified, in its capacity as Operator and any successor thereunder, Diversified Upstream, Oaktree Upstream and, solely for purposes of Article XVI.O thereof, DP Tapstone.

“KeyBank Facility” means the loan facility made under the Amended, Restated and Consolidated Revolving Credit Agreement, dated as of December 7, 2018, and as amended, restated or otherwise modified from time to time, among Diversified Corp, as borrower, KeyBank National Association, as administrative agent, and the lenders party thereto.

“Knowledge” means, (a) with respect to any Diversified Company, the actual knowledge (following reasonable inquiry of direct reports) of any Executive Officer of such entity, and (b) with respect to any Oaktree Entity, the actual knowledge (following reasonable inquiry of direct reports) of any Executive Officer of such entity.

“Law” means any applicable United States or foreign, federal, State, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Leases” means the leases described on Exhibit C to each of the Separation Agreements.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Liquidity Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(c) of the Indenture.

“Liquidity Reserve Account Initial Deposit” means $17,608,167.

App. A-17

“Liquidity Reserve Account Target Amount” means, with respect to (a) first Payment Date, the Liquidity Reserve Account Initial Deposit, (b) any Payment Date after the first Payment Date and prior to which the Principal Coverage Condition has been achieved, the product of (i) 6 and (ii) the sum of (y) the Note Interest and (z) Senior Transaction Fees (this amount shall not be less than 50% of the Liquidity Reserve Account Initial Deposit) or (c) any Payment Date on or after which the Principal Coverage Condition has been achieved, $0.

“LTV” means, as of any applicable date of determination, an amount equal to (a) the excess of the Outstanding Principal Balance as of such date of determination over the amount then on deposit in the Collection Account divided by (b) the sum of the PV-10, as of such date of determination.

“Majority Noteholders” means (i) as of any date of determination on which any Notes are Outstanding, Noteholders (other than any Diversified Company and the Oaktree Entity and each of their respective Affiliates) representing greater than fifty percent (50%) of the aggregate Outstanding Amount of Notes and (ii) as of any date of determination on which no Notes are Outstanding, and any of the Hedge Agreements with Hedge Counterparties remain outstanding or any payments thereunder, including the termination value, remain unpaid, Majority Noteholders shall mean the Hedge Counterparties until such time that all of the Hedge Agreements with the Hedge Counterparties have terminated and all payments thereunder, including the termination value, have been paid in full.

“Management Services Agreement” means the Management Services Agreement, dated as of the Closing Date, by and among the Manager, Diversified Corp, OCM and the Issuer, as amended from time to time.

“Management Team” means, at any point in time, those certain individuals serving as officers of Diversified Energy Company Plc as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel.

“Manager” means Diversified, in its capacity as manager under the Management Services Agreement, and any successor thereunder.

“Material” with respect to any Person means material in relation to the business, operations, affairs, financial condition, assets or properties of such Person.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, affairs, assets, properties, prospects, financial condition or results of operation of any Diversified Party or Issuer Party, (ii) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (iii) the ability of any Diversified Party, Oaktree Entity, the Manager or the Operator to perform any Material obligation under any Basic Document to which it is a party, (iv) the ability of the Indenture Trustee to enforce any Diversified Party, Oaktree Entity, the Manager or the Operator obligations under the Basic Documents to which such Person is a party in any Material respect, or (v) the validity or enforceability against any Diversified Party, Oaktree Entity, the Manager or the Operator of any Basic Document to which such Person is a party.

“Material Manager Default” has the meaning specified in the Management Services Agreement, as of the Closing Date.

App. A-18

“Methane Emissions Performance Target” means attaining Diversified Energy Company Plc’s target set forth in the Sustainability Framework to achieve a reduction in Diversified Energy Company Plc’s Scope 1 methane emissions intensity to 1.12 MT CO2e/MMcfe for the Observation Period as certified by the External Verifier.

“Moody’s” means Moody Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Indenture Trustee, for the benefit of the Indenture Trustee, the Secured Parties, on real property of the Issuer or any Guarantor, including any amendment, restatement, modification or supplement thereto.

“MT CO2e/MMcfe” means metric tons of carbon dioxide equivalent per million cubic feet of natural gas equivalent.

“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Natural Gas Hedge Percentage” has the meaning specified in Section 4.28(a) of the Indenture.

“Natural Gas Hedge Period” has the meaning specified in Section 4.28(a) of the Indenture.

“Net Revenue Interest” means, for any Well, the holder’s share of the Hydrocarbons produced, saved and marketed therefrom (after satisfaction of all Burdens).

“NGL Hedge Percentage” has the meaning specified in Section 4.28(c) of the Indenture.

“NGL Hedge Period” has the meaning specified in Section 4.28(c) of the Indenture.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Diversified or the Issuer primarily for the benefit of employees of Diversified or the Issuer residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Note Interest” means, with respect to any Payment Date, an amount equal to the sum of (i) interest accrued during the Interest Accrual Period at the Interest Rate with respect to the Notes on the Outstanding Principal Balance plus (ii) any accrued and unpaid Note Interest from prior Payment Dates, together with, to the extent permitted by Law, interest thereon at such Interest Rate during the Interest Accrual Period, calculated on the basis of a 360-day year consisting of twelve 30-day months.

App. A-19

“Note Purchase Agreement” means the Note Purchase Agreement, dated the Closing Date, among the Diversified Parties, the Oaktree Entities and the Purchasers (as may be further modified, amended or supplemented).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.5(a) of the Indenture.

“Noteholder” means the Person in whose name a Note is registered in the Note Register and, with respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).

“Noteholder FATCA Information” means, with respect to any Noteholder, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means, with respect to any Noteholder, properly completed and signed tax certifications (generally, in the case of U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a Person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Notes” means the Class A-1 Notes and the Class A-2 Notes.

“Notification Date” has the meaning specified in the definition of Satisfaction Notification in this Appendix A Part I of this Indenture.

“Novation Agreements” means the (i) Novation Agreement, dated as of October 27, 2022, among Bank of America, N.A., Diversified Corp and Issuer, (ii) Novation Agreement, dated as of October 27, 2022, among Bank of America, N.A., Oaktree Opportunities Fund XI Holdings (Delaware) L.P. and Issuer, (iii) Novation Agreement, dated as of October 27, 2022, among Morgan Stanley & Co. International Plc, Oaktree Opportunities Fund XI Holdings (Delaware), L.P., Bank of America, N.A. and Issuer, (iv) Novation Agreement, dated as of October 27, 2022, among J. Aron & Company LLC, DP RBL Co LLC and Issuer and (v) Novation Agreement, dated as of October 27, 2022, among Oaktree Opportunities Fund XI Holdings (Delaware), L.P., Goldman Sachs International, J. Aron & Company LLC and Issuer.

“NRSRO” means any nationally recognized statistical rating agency recognized as such by the Commission and acceptable to the SVO.

“Oaktree Entities” means OCM and Oaktree Upstream.

“Oaktree Separation” shall have the meaning assigned to such term in the Oaktree Separation Agreement.

App. A-20

“Oaktree Separation Agreement” means the Separation Agreement, dated October 19, 2022, by and among OCM, the Issuer and Oaktree Upstream.

“Oaktree Statement of Division” shall have the meaning assigned to the term “Certificate of Division” in the Oaktree Separation Agreement.

“Oaktree Upstream” shall mean Oaktree ABS VI Upstream LLC, a Delaware limited liability company.

“Oaktree Upstream Operating Agreement” means the Operating Agreement of Oaktree Upstream, dated as of the Closing Date, as the same may be amended and supplemented from time to time.

“Obligations” means all of the obligations of the Issuer and each Guarantor with respect to the Notes and any other Basic Document, including any Hedge Agreement, owed or owing to Indenture Trustee, a Noteholder, Hedge Counterparty or any other Person, as set forth under any Basic Document (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising), including, without limitation, the obligation to pay principal, interest (including, for the avoidance of doubt, any default interest required under the Indenture), any Redemption Price, Change of Control Redemption Price and all actual, reasonable and documented costs, charges and expenses, attorney’s fees and disbursements, and indemnitees.

“Observation Period” means the year ended December 31, 2026.

“OCM” means OCM Denali Holdings, LLC, a Delaware limited liability company.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means in the case of the Issuer, a certificate signed by a Responsible Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of a Responsible Officer of the Issuer), and in the case of the Manager or the Back-up Manager, a certificate signed by a Responsible Officer of the Manager or the Back-up Manager, as applicable.

“Oil and Gas Portfolio” means, as of any date of determination, all Assets then held by the Issuer or the Guarantors.

“Oil Hedge Percentage” has the meaning specified in Section 4.28(d) of the Indenture.

“Oil Hedge Period” has the meaning specified in Section 4.28(d) of the Indenture.

App. A-21

“Operating Expense Limit” means, with respect to any Collection Period, 80% of the amount of gross collections from sales of hydrocarbons (net of royalties, taxes, and Third Party Post-Production Expenses) attributable to the Working Interests, plus the aggregate of the Equity Contribution Cures (in the form of cash), if any, deposited in the Collection Account.

“Operating Expense Suspension Event” means, as of any date of Payment Determination Date, (i) the aggregate Operating Expenses (for the avoidance of doubt, without giving effect to royalties and taxes) for the immediately preceding three Collection Periods exceeding (ii) the aggregate Operating Expense Limit over such three Collection Periods.

“Operating Expenses” means the amounts chargeable to the Joint Account (as defined in the Joint Operating Agreement, but in any event including lease operating expenses, transportation expenses and plugging and abandonment expenses) with respect to the Issuer’s interest. Operating Expenses excludes any amounts otherwise paid by the Issuer under the Basic Documents and any internal general and administrative expenses of the Issuer.

“Operator” means Diversified, in its capacity as operator under any Joint Operating Agreement, and any successor thereunder.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer (if satisfactory to the addressees of such opinion) and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 12.1 or any other applicable provision of the Indenture and shall be in form and, if applicable, substance satisfactory to the Indenture Trustee.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” of any entity shall mean (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under State Law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents to the foregoing under the State Law where such entity was organized or formed.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(a)            Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)            Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to this Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and

App. A-22

(c)            Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Noteholders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Diversified or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Diversified or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Notes outstanding at the date of determination.

“Outstanding Principal Balance” means, as of any date of determination, the Outstanding Amount of the Notes on the Closing Date, less the sum of all amounts distributed to the Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Notes.

“P&A Expense Amount” means, for any fiscal year, the actual aggregate net amount of plugging and abandonment expenses attributable to the Wellbore Interests and any Additional Assets, which amount shall be determined by the Manager in accordance with the Management Standards (as defined in the Management Services Agreement).

“P&A Reserve Account” means one or more accounts or sub-accounts established on or before the Closing Date on behalf of the Indenture Trustee and maintained by the Securities Intermediary in the name of the Issuer, in trust for the benefit of the Secured Parties.

“P&A Reserve Amount” means, with respect to any Payment Date after which a P&A Reserve Trigger occurs, an amount equal to two (2) times the excess, if any, of (a) the P&A Expense Amount for the fiscal year preceding the applicable occurrence of the P&A Reserve Trigger over (b) the P&A Reserve Trigger Amount.

“P&A Reserve Trigger” means the determination as of the Payment Determination Date in March of any fiscal year that the P&A Expense Amount for the Issuer’s prior fiscal year exceeded the P&A Reserve Trigger Amount.

“P&A Reserve Trigger Amount” means (i) for fiscal years 2022 through 2026, an amount equal to $1,000,000, (ii) for fiscal years 2027 through 2035, an amount equal to $1,500,000, and (iii) for fiscal years 2036 through 2037 an amount equal to $2,000,000.

App. A-23

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account including payments of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means, with respect to each Collection Period, the 28th day of the following month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date for interest only will be November 28, 2022 and the first principal Payment Date will be November 28, 2022.

“Payment Date Compliance Certificate” means the certificate delivered pursuant to Section 7.1(f) of the Indenture.

“Payment Date Report” means a certificate of the Manager delivered pursuant to Section 8.6 of the Indenture.

“Payment Determination Date” means, with respect to any Payment Date, two (2) Business Days immediately preceding such Payment Date.

“Permitted Dispositions” means the sale, or exchange for Additional Assets, of Assets by the Issuer or any Guarantor, as applicable, at a price or value equal to fair market value at the time of such sale or exchange, subject to the following limitations:

(a)            the aggregate amount of Assets sold or exchanged does not exceed 15% of the Assets on the basis of value as of the Closing Date;

(b)            the aggregate amount of Assets sold to any Affiliate of Diversified or OCM does not exceed 5% of the value of the Assets;

(c)            the selection procedures used in selecting such Assets would not reasonably be expected to be materially adverse to the Noteholders or the Hedge Counterparties;

(d)            the DSCR shall not be less than 1.30 to 1.00, the Production Tracking Rate shall not be less than 80%, the IO DSCR shall not be less than 2.00 to 1.00 and the LTV shall not be greater than 75% on a pro forma basis after giving effect to such sale or exchange and the application of the proceeds therefrom to the purchase of Additional Assets, the repayment of the Notes or any required hedge termination payment, if any;

(e)            the Rating Agency Condition shall have been satisfied;

(f)             no sale, or exchange for Additional Assets, of Assets may occur during the continuance of any Default, Event of Default, or Rapid Amortization Event; and

(g)            the proceeds of any disposition of Collateral shall be sufficient (together with other funds available for such purpose in accordance with Section 8.6(i)) to pay any breakage or termination amounts (including any interest thereon) owing to any Hedge Counterparty as a result of any termination of hedges required by Section 4.28 in connection with such disposition;

App. A-24

provided, however, that notwithstanding the foregoing clauses (a) – (g), any transfer of Assets between the Guarantors shall be in any event be deemed a Permitted Disposition and permitted under the Indenture.

“Permitted Indebtedness” shall have the meaning specified in Section 4.21 of the Indenture.

“Permitted Investments” means (i) direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations, (ii) obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers’ acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $250,000,000, (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the Laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P or Moody’s (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized statistical rating organization in the United States of America) equal to the highest rating assigned by such organizations and (iv) money market funds which (a) invest primarily in obligations of the United States of America or any agency thereof, corporate bonds, certificates of deposit, commercial paper rated AAAmmf or better by Fitch and P-1 or better by Moody’s, repurchase agreements, time deposits and (b) have a rating assigned to such fund by Moody’s, Fitch or S&P equal to “Aaa-mf”, “AAAmmf”, or “AAm”, respectively, or better. In no event shall any investment be eligible as a “Permitted Investment” unless the final maturity or date of return of such investment is thirty-one (31) days or less from the date of purchase thereof.

“Permitted Liens” shall, with respect to the Wellbore Interests, have the meaning assigned to the term “Permitted Encumbrance” in each of the Separation Agreements, as of the Closing Date.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” means instruments within the meaning of Section 9-102(a)(47) of the UCC and certificated securities within the meaning of Section 8-102 of the UCC.

“Placement Agents” means BofA Securities LLC, DCMB Securities LLC and Goldman Sachs & Co. LLC, as placement agents.

“Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (b) “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code; (c) entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) or (d) plan, entity or account that is subject to any U.S. federal, State, non-U.S. or local Law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

App. A-25

“Plans of Division” shall have the meaning assigned to such term in the applicable Separation Agreement.

“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, among Diversified Holdings, the Issuer, the Guarantors, Sooner State Joint ABS Holdings LLC and the Indenture Trustee, for the benefit of the Secured Parties, as amended from time to time.

“Posted Collateral” shall mean all Eligible Collateral and the proceeds thereof, including all interest accruing on any such sums, that has been received by the Issuer from a Hedge Counterparty under a Hedge Agreement and has been deposited in to an applicable Hedge Collateral Account.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Prepayment Premium” means an amount equal to (i) with respect to any redemption of the Notes prior to October 28, 2023, the sum of (a) the Applicable Premium and (b) two percent (2%) of the aggregate principal amount of Notes then being redeemed, (ii) with respect to any redemption of the Notes after October 28, 2023 and prior to October 28, 2024, the sum of (a) the Applicable Premium and (b) one percent (1%) of the aggregate principal amount of Notes then being redeemed and (iii) with respect to any redemption of the Notes after October 28, 2024 and prior to October 28, 2026, the Applicable Premium.

“Principal Coverage Condition” means the first Payment Date upon which the sum of (a) Available Funds available subsequent to distributions on such Payment Date pursuant to clause 8.6(i)(C) of the Priority of Payments and (b) the amounts available in the Liquidity Reserve Account, is greater than the aggregate Outstanding Amount of the Notes.

“Principal Distribution Amount” means, as of any Payment Date, (1) prior to the occurrence of a Rapid Amortization Event, the Scheduled Principal Distribution Amount plus any unpaid Scheduled Principal Distribution Amounts from prior Payment Dates, and (2) on or after the occurrence of a Rapid Amortization Event, all Available Funds for such Payment Date after giving effect to the distributions in clauses (A) through (G) of Section 8.6(i) of the Indenture on such Payment Date; provided, that the Principal Distribution Amount as of any Payment Date shall not exceed the Outstanding Principal Balance as of such Payment Date.

“Private Letter Rating” means a letter delivered by a Rating Agency with respect to the Notes that includes the following elements:

(a)            The rating on the Notes with specific reference to any private placement number(s) issued for the Notes by Standard & Poor’s CUSIP Service Bureau or other information that uniquely identifies the Notes, including coupon and maturity;

App. A-26

(b)            A statement that the rating of the Notes will be maintained and a rating letter will be produced at least once every calendar year;

(c)            A statement that the rating encompasses the expectation of timely payment of principal and interest as scheduled; and

(d)            A statement that such letter may be shared with the holders’ regulatory and self-regulatory bodies (including the SVO) and auditors of the holder of the Notes without need for a non-disclosure agreement with the Rating Agency.

“Proceeding” means any suit in equity, action at Law or other judicial or administrative proceeding.

“Proceeds Retention Condition” shall have the meaning specified in Section 8.4(a) of this Indenture.

“Production Tracking Rate” means, with respect to any Semi-Annual Determination Date beginning with the Payment Date occurring in January 2023, the quotient of (a) the aggregate production volume with respect to the Oil and Gas Portfolio actually realized over the six (6) calendar months immediately preceding such date of determination over (b) the aggregate production volume with respect to the Oil and Gas Portfolio projected in the most recent Reserve Report for the six (6) corresponding calendar months.

“Purchaser” or “Purchasers” means the purchasers listed on Schedule B to the Note Purchase Agreement.

“PV-10” means the value calculated in the most recent Reserve Report delivered pursuant to Section 8.5 of the Indenture consisting of the discounted present value (using ten percent (10.0%) discount rate) of the sum of (i) the projected net cash flows from the Oil and Gas Portfolio categorized as proved, developed and producing, using commodity strip prices and (ii) the positive or negative aggregate mark-to-market value determined as of such date of determination of all Hedge Agreements, calculated in the aggregate for all Hydrocarbons hedged, calculated on an annual basis (or, to the extent the Manager in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually updated Reserve Report, calculated on a more frequent basis to reflect the projected proceeds described in such updated Reserve Report).

“Qualifying Owner” means any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) that directly or indirectly holds or acquires 100% of the total voting power of the Voting Stock of Diversified Energy Company Plc, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) holds more than 50% of the total voting power of the Voting Stock thereof.

“Quarterly Determination Date” means the Payment Determination Dates in the months of January, April, July and October.

App. A-27

“Rapid Amortization Event” means the occurrence of (i) any Event of Default under the Indenture, (ii) a Warm Trigger Event, (iii) any Material Manager Default under the Management Services Agreement, (iv) any Default in Other Agreements, or (v) on or after September, 2028, the LTV as of any Annual Determination Date is greater than forty percent (40%); provided that a Rapid Amortization Event pursuant to the foregoing clause (v) may be cured upon delivery of an updated Reserve Report audited or prepared by an Independent Petroleum Engineer on or prior to the date required by Section 8.5 of the Indenture which would result in, as of the next Annual Determination Date or, if earlier, the effective date of such Reserve Report, an LTV less than or equal to 40%.

“Rating Agency” means (i) Fitch and (ii) if Fitch does not issue a senior unsecured long-term debt rating, corporate credit rating or issuer rating for the applicable Person or fails to make such rating publicly available, a “nationally recognized statistical rating organization” registered under the Exchange Act, that is consented to by the Majority Noteholders.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency then rating a class of Notes shall have received five (5) Business Days’ (or such shorter period as shall be acceptable to each Rating Agency) prior written notice and shall not have notified the Issuer that such action will result in a downgrade or withdrawal of the then current rating on any class of Notes.

“Rating Agency Contact” shall mean globalcrosssectorsf@fitchratings.com.

“Record Date” means, with respect to a Payment Date or Redemption Date, the last day of the immediately preceding calendar month.

“Redemption” means the redemption of the Notes by the Issuer in accordance with Section 10.1 of the Indenture.

“Redemption Date” means, (i) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, any Payment Date on or after the Closing Date, and (ii) in the case of a redemption of the Notes pursuant to Section 10.1(b) of the Indenture, any Payment Date within 90 days of the triggering Change of Control, as specified by the Issuer pursuant to Section 10.1(b) of the Indenture.

“Redemption Price” means, (i) with respect to any redemption of Notes pursuant to Section 10.1(a) of the Indenture, (a) prior to October 28, 2026, an amount equal to 100% of the principal amount thereof, plus the Prepayment Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, (b) from October 28, 2026 to October 27, 2027, an amount equal to 102% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, (c) from October 28, 2027 to October 27, 2028, an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, and (d) on or after October 28, 2028, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date and (ii) with respect to a Change of Control, the Change of Control Redemption Price.

“Related Fund” means, with respect to any Noteholder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an Affiliate of such holder or such investment advisor.

App. A-28

“Reserve Report” means initially the Separation Agreement Reserve Report and upon delivery of the updated reserve report required with respect to the Wellbore Interests and any Additional Assets pursuant to Section 8.5 of the Indenture, a reserve report in form and substance substantially similar to the Separation Agreement Reserve Report (as adjusted for new information) and otherwise reasonably acceptable to the Majority Noteholders, setting forth as of the date of the report the oil and gas reserves of the Issuer and the Guarantors, together with a projection of the rate of production and future net income, Taxes, Operating Expenses and capital expenditures with respect to the Wellbore Interests and any Additional Assets as of that date based on good faith and reasonable economic assumptions provided by the Manager, containing customary assumptions, qualifications and exclusions; provided, that upon the reasonable request of the Majority Noteholders, the Majority Noteholders may, at their sole expense, independently audit the economic assumptions provided by the Manager.

“Responsible Officer” means, (x) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of this Indenture, (y) with respect to the Issuer any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (z) with respect to Diversified Corp or Diversified, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.

“Risk Retained Interest”: The limited liability company interests in the Issuer representing, at the Closing Date, a fair value of not less than five percent (5%) of the fair value of all “ABS interests” (as defined in the Credit Risk Retention Rules) of the Issuer, determined using a fair value measurement framework under GAAP.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 17g-5” has the meaning specified in Section 12.19(a) of the Indenture.

“Satisfaction Notification” means an Officer’s Certificate delivered at least 30 days prior to the Interest Rate Step Up Trigger Date (the “Notification Date”) that in respect of the Observation Period: (i) one or both Sustainability Linked Performance Targets have been satisfied and (ii) the satisfaction of each Sustainability Linked Performance Target has been confirmed by the External Verifier in accordance with customary procedures.

“Schedule of Assets” shall mean Exhibit B to each Separation Agreement specifying the Assets being transferred, as such Schedule may be amended from time to time.

“Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule B to the Indenture with respect to such date.

App. A-29

“Secured Parties” means, collectively, each Noteholder, the Indenture Trustee, each Hedge Counterparty and the Back-up Manager, and “Secured Party” means any of them individually.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” shall have the meaning specified in Section 8.2(g) of the Indenture.

“Securitized Net Cash Flow” means, with respect to any Collection Period, the sum of the aggregate proceeds of the Oil and Gas Portfolio deposited in the Collection Account during such Collection Period, the aggregate amount of Equity Contribution Cures, if any, deposited in the Collection Account during such Collection Period, and the net proceeds of the Hedge Agreements received by the Issuer during such Collection Period in excess of amounts payable pursuant to clauses (ii)(A) and (B) of Section 8.6 of the Indenture with respect to such Collection Period.

“Semi-Annual Determination Date” means the Payment Determination Dates in the months of January and July.

“Senior Financial Officer” means, with respect to Diversified Corp, the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of Diversified Corp.

“Senior Transaction Fees” means any fees or expenses payable pursuant to clauses (i)(A) and (B) of Section 8.6 of the Indenture.

“Separation Agreements” means the Diversified Separation Agreement and the Oaktree Separation Agreement.

“Separation Agreement Reserve Report” means that certain internal report prepared by DP Tapstone as of July 1, 2022, which is based on that certain evaluation of oil and gas reserves prepared for Diversified Energy Company Plc by Netherland Sewell & Associates, Inc. effective January 1, 2022, with respect to the Oil and Gas Portfolio.

“Settlement Agreement” means the Settlement Agent Services Agreement, dated as of October 27, 2022 between the Issuer and UMB Bank, N.A., as settlement agent.

“Similar Law” means any U.S. federal, State, non-U.S. or local Law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“State” means any one of the 50 States of the United States of America or the District of Columbia.

App. A-30

“Statements of Division” means the Diversified Statement of Division and the Oaktree Statement of Division.

“State Sanctions List” means a list that is adopted by any state Governmental Body within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsequent Rate of Interest” has the meaning specified in Section 2.8(f) of the Indenture.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Issuer, including the Guarantors.

“Sustainability Framework” means the Sustainability Framework adopted by Diversified Energy Company Plc in May 2022.

“Sustainability Linked Performance Targets” means, collectively, the the GHG Emissions Performance Target or the Methane Emissions Performance Target.

“SVO” means the Securities Valuation Office of the NAIC.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tax” or “Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, assessments, and other governmental charges imposed by any Governmental Body, including income, profits, franchise, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, occupation, premium, windfall profits, transfer, gains, production and excise taxes, and customs duties, together with any interest, penalties, fines or additions thereto.

“Third Party Post-Production Expenses” means Operating Expenses charged by non-Affiliated third parties, including with regard to firm transportation, processing, and gathering.

App. A-31

“Threatened” means a claim, Proceeding, dispute, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) to a Diversified Company or any officers, directors, or employees of a Diversified Company that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

“Transferor Certificate” has the meaning specified in Section 2.4(c) of the Indenture.

“Treasury Rate” means, in respect of any date of redemption of Notes pursuant to Section 10.1 of the Indenture, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the applicable Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 28, 2026; provided, however, that if the period from the Redemption Date to October 27, 2026, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (2) prior to such Redemption Date file with the Indenture Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“U.S. Economic Sanctions Laws” means those Laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Person” means:

(a)            a citizen or resident of the United States for U.S. federal income tax purposes;

App. A-32

(b)            an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of Treasury regulations, created or organized in or under the Laws of the United States, any State, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

(c)            an estate the income of which is subject to U.S. federal income taxation regardless of its source;

(d)            an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

(e)            to the extent provided in applicable U.S. Department of Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warm Back-up Management Duties” shall have the meaning set forth in the Back-up Management Agreement.

“Warm Trigger Event” will be continuing as of any Payment Date for so long as (i) the DSCR as of such Payment Date is less than 1.15 to 1.00, (ii) the Production Tracking Rate as of such Payment Date is less than eighty percent (80%) or (iii) the LTV as of such Payment Date is greater than eighty-five percent (85%).

“Wellbore Interests” has the meaning specified in the applicable Separation Agreement.

“Wells” has the meaning specified in the applicable Separation Agreement.

“Working Interest” means, for any Well, that share of costs and expenses associated with the exploration, maintenance, development, and operation of such Well that the holder of the interest is required to bear and pay.

App. A-33

PART II - RULES OF CONSTRUCTION

A.            Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

B.            “Hereof,” etc.: The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

C.            Use of “related” as used in this Appendix and the Basic Documents, with respect to any Payment Date, the “related Payment Determination Date,” the “related Collection Period,” and the “related Record Date” will mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date. With respect to the Divestiture Date, the “related Cutoff Date” will mean the Cutoff Date established for the closing of the transfer of Assets on the Divestiture Date.

D.            Amendments. Any agreement or instrument defined or referred to in the Basic Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.

E.            Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

F.            Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

G.            UCC References. Terms used herein that are defined in the New York Uniform Commercial Code, as amended, and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, as amended, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context requires otherwise, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context requires otherwise, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.

App. A-34